Exhibit 2.1

SHARE EXCHANGE AGREEMENT

AMONG

SYMBID CORP., a Nevada corporation,

SYMBID HOLDING B.V., a Netherlands private limited liability company

AND

THE SHAREHOLDERS OF SYMBID HOLDING B.V.

December 6, 2013

TABLE OF CONTENTS

ARTICLE I.

THE SHARE EXCHANGE

1

1.1

The Share Exchange.

1

1.2

Private Placement Offering

2

1.3

Registration Statement

2

1.4

The Closing

2

1.5

Actions at the Closing

3

1.6

Additional Actions

3

1.7

Exchange of Shares of Acquiree Shares.

4

[1.8

Reserved]

4

1.9

Fractional Shares

4

1.10

Escrow

4

1.11

Post-Closing Adjustment

5

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND THEACQUIREE STOCKHOLDERS

6

2.1

Organization, Qualification and Corporate Power

7

2.2

Capitalization

7

2.3

Authorization of Transaction

7

2.4

Noncontravention

8

2.5

Subsidiaries

8

2.6

Financial Statements

8

2.7

Absence of Certain Changes

8

2.8

Undisclosed Liabilities

8

2.9

Tax Matters

9

2.10

Assets

10

2.11

Owned Real Property

10

2.12

Real Property Leases

10

2.13

Contracts

10

2.14

Accounts Receivable

11

2.15

Powers of Attorney

11

2.16

Insurance

11

2.17

Litigation

11

2.18

Employees

12

2.19

Employee Benefits

12

2.20

Environmental Matters

14

2.21

Legal Compliance

14

2.22

Customers

14

2.23

Permits

15

2.24

Certain Business Relationships With Affiliates

15

2.25

Brokers’ Fees

15

2.26

Books and Records

15

2.27

Intellectual Property

15

2.28

Disclosure

16

2.29

Duty to Make Inquiry

16

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

16

3.1

Organization, Qualification and Corporate Power

16

3.2

Capitalization

17

3.3

Authorization of Transaction

17

3.4

Noncontravention

17

3.5

Subsidiaries

18

3.6

Exchange Act Reports

18

3.7

Compliance with Laws

18

3.8

Financial Statements

19

3.9

Absence of Certain Changes

19

3.10

Litigation

19

3.11

Undisclosed Liabilities

19

3.12

Tax Matters

19

3.13

Assets

20

3.14

Owned Real Property

20

3.15

Real Property Leases

20

3.16

Contracts

21

3.17

Accounts Receivable

21

3.18

Powers of Attorney

21

3.19

Insurance

22

3.20

Warranties

22

3.21

Employees

22

3.22

Employee Benefits

22

3.23

Environmental Matters

23

3.24

Permits

24

3.25

Certain Business Relationships With Affiliates

24

3.26

Tax-Free Reorganization

24

3.27

Split-Off

24

3.28

Brokers’ Fees

24

3.29

Disclosure

25

3.30

Interested Party Transactions

25

3.31

Duty to Make Inquiry

25

3.32

Accountants

25

3.33

Minute Books

25

3.34

Board Action

25

ARTICLE IV.

COVENANTS

25

4.1

Closing Efforts

25

4.2

Governmental and Third-Party Notices and Consents

26

4.3

Current Report

26

4.4

Operation of Acquiree Business

26

4.5

Access to Acquiree Information

27

4.6

Operation of Acquiror Business

27

4.7

Access to Acquiror Information

28

4.8

Expenses

28

4.9

Indemnification

29

4.10

Quotation of Share Exchange Shares

29

4.11

Split-Off

29

4.12

Stock Option Plan

29

4.13

Information Provided to

29

4.14

No Shorting

30

4.15

Lock-Up Agreements

30

4.16

No Registration

30

4.17

Appointment of Additional Directors

30

ARTICLE V.

CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE

30

5.1

Conditions to Each Party’s Obligations

30

5.2

Conditions to Obligations of the Acquiror

31

5.3

Conditions to Obligations of

32

ARTICLE VI.

INDEMNIFICATION

33

6.1

Indemnification by Acquiree Stockholders

33

ARTICLE VII.

DEFINITIONS

37

ARTICLE VIII.

TERMINATION

39

8.1

Termination by Mutual Agreement

39

8.2

Termination for Failure to Close

39

8.3

Termination by Operation of Law

39

8.4

Termination for Failure to Perform Covenants or Conditions

39

8.5

Effect of Termination or Default; Remedies

39

8.6

Remedies; Specific Performance

39

ARTICLE IX.

MISCELLANEOUS

40

9.1

Press Releases and Announcements

40

9.2

No Third Party Beneficiaries

40

9.3

Entire Agreement

40

9.4

Succession and Assignment

40

9.5

Counterparts and Facsimile Signature

40

9.6

Headings

40

9.7

Notices

41

9.8

Governing Law

41

9.9

Amendments and Waivers

41

9.10

Severability

41

9.11

Submission to Jurisdiction

42

9.12

Construction

42

EXHIBITS

Exhibit A

List of Acquiree Stockholders

Exhibit B

Form of Split-Off Agreement

Exhibit C

Form of Notarial Deed

Exhibit D

Form of Escrow Agreement

Exhibit E

Form of Lock-Up Agreement

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of December 6, 2013, by and among Symbid Corp. (f/k/a Hapykidz.com, Inc.), a Nevada corporation (the “Acquiror”), Symbid Holding B.V., a Netherlands private limited liability company (the “Acquiree”) and the stockholders of Acquiree as listed in Exhibit A (the “Acquiree Stockholders”). Acquiror, Acquiree and the Acquiree Stockholders are each a “Party” and referred to collectively herein as the “Parties.”

WHEREAS, Acquiree has 30,672 shares of capital stock issued and outstanding (the “Acquiree Shares”) all of which shares are owned by the Acquiree Stockholders as set out in Exhibit A; and

WHEREAS, Acquiror desires to acquire (the “Acquisition” or the “Share Exchange”) all of the Acquiree Shares making Acquiree a wholly owned Subsidiary of Acquiror, in exchange for Twenty-One Million One Hundred Seventy Thousand (21,170,000) shares of Acquiror’s common stock, $0.001 par value (the “Acquiror Common Stock”), and the Acquiree Stockholders similarly desire to make such exchange; and

WHEREAS, simultaneously with the closing of the Share Exchange, Acquiror shall complete the initial closing under a private placement offering of a minimum of 3,000,000, and a maximum of 7,000,000, units of securities of Acquiror (the “PPO Units”), at the purchase price of $0.50 per PPO Unit (the “PPO Price”), with the right, at the discretion of Acquiror and Acquiree to sell up to an additional 1,000,000 PPO Units (the “Private Placement Offering”), each PPO Unit consisting of one share of Acquiror’s common stock, par value $0.001 per share (the “Acquiror Common Stock”) and one three-year warrant (the “PPO Warrant”) to purchase one share of Acquiror Common Stock at an exercise price of $0.75 per share;

WHEREAS, in conjunction with the closing of the Share Exchange, the Acquiror intends to split-off its wholly owned subsidiary, Symbid Split Corp., a Delaware corporation (the “Split-Off Subsidiary”), through the distribution of all of the outstanding capital stock of the Split-Off Subsidiary (the “Split-Off”) upon the terms and conditions of a split-off agreement by and among Acquiror, Holli Morris (the “Buyer”), and the Split-Off Subsidiary, substantially in the form of Exhibit B attached hereto (the “Split-Off Agreement”); and

WHEREAS, Acquiror, Acquiree and the Acquiree Stockholders desire that the Share Exchange qualify as a “reorganization” under the Internal Revenue Code of 1986, as amended (the “Code”) and not subject the holders of capital stock of Acquiree to tax liability under the Code.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE II. THE SHARE EXCHANGE

1.1

The Share Exchange.

(a)

Subject to the terms and conditions set forth in this Agreement, the Acquiree Stockholders hereby each sell to Acquiror and Acquiror hereby purchases from each of the Acquiree Stockholders their respective part of the Acquiree Shares.  Following the transfer of the Acquiree Shares in performance of this Agreement and as per the Effective Time (as defined below), Acquiree shall be operated as a wholly owned subsidiary of Acquiror.  The Acquiree Shares currently represent and will represent at Closing (as defined below) all of the issued and outstanding capital stock of Acquiree.  The Effective Time shall be the time at which the Share Exchange is completed and closed.

(b)

At Closing, the Acquiree Stockholders shall transfer the legal and beneficial title to the Acquiree Shares to Acquiror by executing the Notarial Deed (as defined below) in accordance with Section 1.5 (c) hereto. Acquiree undertakes to acknowledge the transfer of the Acquiree Shares on the Closing Date by co-signing the Notarial Deed and agrees to enter the transfer of the Acquiree Shares in its shareholders' register forthwith.

(c)

As consideration for the Acquiree Shares, Acquiror shall issue to the Acquiree Stockholders an aggregate of 21,170,000 restricted shares of Acquiror Common Stock.  As set forth in Schedule 1.1(b) hereto, the Acquiror Common Stock shall be allocated among the Acquiree Stockholders in direct proportion to their ownership of the Acquiree Shares as set out in Exhibit A. 9,770,000 of the shares of Acquiror Capital Stock are subject to the escrow provisions set forth in Section 1.10.

1.2

Private Placement Offering.  In conjunction with the closing of the Share Exchange, Acquiror shall complete the initial closing under the Private Placement Offering of a minimum of 3,000,000 (the “Minimum Offering Amount”), and a maximum of 7,000,000 (the “Maximum Offering Amount”), PPO Units, at a price of $0.50 per PPO Unit, with the right, at Acquiror’s and Acquiree’s discretion, to sell up to an additional 1,000,000 units. Each PPO Unit shall consist of one share of Acquiror Common Stock and one three-year PPO Warrant to purchase one share of Acquiror Common Stock at an exercise price of $0.75 per share. The closing of the Share Exchange and at least the Minimum Offering Amount under the Private Placement Offering will occur simultaneously and each will be a condition of the other. Acquiror and Acquiree have engaged Gottbetter Capital Markets, LLC, a registered broker-dealer (the “Placement Agent”), to serve as the exclusive placement agent for the Private Placement Offering and be compensated in accordance with its standard terms for such services. The terms of the Placement Agent’s engagement as placement agent shall be set forth in a Placement Agent Agreement.

The investors in the Private Placement Offering will have anti-dilution protection such that if within twelve months after the closing date thereunder, Acquiror shall issue additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Acquiror’s 2013 Equity Inventive Plan) for a consideration per share less than the PPO Unit Offering Price, as such may be adjusted, (the “Lower Price”), each such investor will be entitled to receive from Acquiror additional Units in an amount such that, when added to the number of Units initially purchased by such investor, will equal the number of Units that such investor’s PPO subscription amount would have purchased at the Lower Price.  The PPO Warrants shall have “weighted average” anti-dilution protection, subject to customary exceptions, including but not limited to issuances of awards under Acquiror’s 2013 Equity Incentive Plan.

1.3

Registration Statement.  A registration statement (the “Registration Statement”) will be prepared on Form S-1 or such other available form and shall be used to register, to the extent practicable, resales of (i) the shares of Acquiror Common Stock constituting part of the PPO Units, and (ii) the shares of Acquiror Common Stock underlying the PPO Warrants constituting part of the PPO Units. The terms and conditions of such registration shall be set forth in a Registration Rights Agreement between Acquiror and the holders of registrable securities.

1.4

The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Gottbetter & Partners, LLP in New York, New York and, with respect to the execution of the Notarial Deed (as defined below), the offices of Houthoff Buruma Coöperatief U.A. ("Houthoff") in Amsterdam, on the date hereof, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) Business Days, a Business Day being a day on which banks are open for normal banking business in the United States and in Netherlands (other than a Saturday, Sunday or official public holiday in the United States and in the Netherlands)) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the “Closing Date”).

No later than two Business Days prior to the Closing Date, Acquiree shall ensure that the following items are delivered to the Notary (as defined below): (i) the original shareholders' register (aandeelhoudersregisters) of Acquiree; (ii) original validly executed and duly legalized powers of attorney in such form as required by the Notary, authorizing the specified attorney(s) to appear before the Notary on behalf of each of the Acquiree Stockholders and Acquiree and to sign the Notarial Deed (as defined below) at the Closing Date in order to effect the Closing in accordance with this Agreement; and (iii) certified photocopies of a valid passport of the signatories of the powers of attorney on behalf of each of the Acquiree Stockholders and Acquiree.

No later than two Business Days prior to the Closing Date, Acquiror shall ensure that the following items are delivered to the Notary (as defined below): (i) an original validly executed and dated power of attorney in such form as required by the Notary, authorizing the specified attorney(s) to appear before the Notary on behalf of the Acquiror and to sign the Notarial Deed (as defined below) at the Closing Date in order to effect the Closing in accordance with this Agreement; (ii) certified photocopies of a valid passport of the signatories of the power of attorney on behalf of the Acquiror; and (iii) a legal statement by US counsel (a) verifying the identity of the signatories of the power of attorney; (b) certifying that the signatories of the power of attorney have the corporate authority to represent Acquiror and sign the power of attorney on behalf of the Acquiror, which legal statement has to be provided with an apostille.

1.5

Actions at the Closing.  At the Closing:

(a)

Acquiree and the Acquiree Stockholders shall deliver to Acquiror the various certificates, instruments and documents referred to in Section 5.2;

(b)

Acquiror shall deliver to Acquiree and the Acquiree Stockholders the various certificates, instruments and documents referred to in Section 5.3;

(c)

The Acquiree Stockholders shall transfer the Acquiree Shares to the Acquiror pursuant to the execution of a deed of transfer, substantially in the form attached hereto as Exhibit C (the “Notarial Deed”), before Mrs. M. Bijkerk, a Dutch civil-law notary (notaris) of Houthoff or any of her deputies, substitutes or successors in office (the "Notary").  Houthoff is acting as legal advisor of Acquiree. Acquiror acknowledges that it is aware of the provisions of the "Ordinance Interdisciplinary Co-operation" (Verordening Interdisciplinaire Samenwerking) and the "Ordinance on Rules of Conduct" (Verordening Beroeps- en Gedragsregels) of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). The Acquiror acknowledges and agrees that: (i) Houthoff may advise and act on behalf of the Acquiree with respect to this Agreement and any agreements and/or disputes related to or resulting from this Agreement; and (ii) the Notary may execute the Notarial Deed;

(d)

Acquiror shall have caused to be delivered, as soon as practicable, the Initial Shares (as defined in Section 1.7(b)) to each Acquiree Shareholder in accordance with Section 1.7;

(e)

Acquiror shall have caused to be delivered, as soon as practicable, (i) the Escrow Shares and Acquisition Escrow Shares (each as defined in Section 1.7(b)) to the Escrow Agent (as defined in Section 1.5(g)) in accordance with Section 1.7;

(f)

Acquiror shall deliver to Acquiree and Acquiree Stockholders (i) evidence that the Acquiror’s board of directors is authorized to consist of five individuals, (ii) the resignations of all individuals who served as directors and/or officers of Acquiror immediately prior to the Closing Date, which resignations shall be effective as of the Effective Time, (iii) evidence of the appointment of two directors to serve immediately following the Effective Time, both of whom (neither of which shall be independent) shall have been designated by Acquiree immediately prior to the Closing Date, and (v) evidence of the appointment of such executive officers of Acquiror to serve immediately upon the Effective Time as shall have been designated by Acquiree, including the appointments of Korstiaan Zandvliet, as President and Chief Executive Officer, Maarten van der Sanden, as Treasurer and Chief Financial Officer, and Robin Slakhorst, as Secretary, respectively;

(g)

Acquiror, Acquiree Stockholders and Gottbetter & Partners, LLP (the “Escrow Agent”) shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit B (the “Escrow Agreement”) and, as soon thereafter as is practical, Acquiror shall deliver to the Escrow Agent a certificate or certificates for the number of Escrow Shares (as defined in Section 1.7(b)) and Acquisition Escrow Shares (as defined in Section 1.7(b)) being placed in escrow pursuant to Section 1.10;

(h)

the closing on at least the Minimum Offering Amount under the Private Placement Offering shall be completed and the proceeds therefrom distributed in accordance with the terms of the Private Placement Offering; and

(i)

The Split-Off transaction shall have been completed.

1.6

Additional Actions.  If at any time after the Effective Time, Acquiree shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Acquiror, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquiree or (b) otherwise to carry out the purposes of this Agreement, Acquiror and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of Acquiree, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Acquiree, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights,  privileges, powers, franchises, properties or assets of Acquiree, and otherwise to carry out the purposes of this Agreement.

1.7

Exchange of Shares of Acquiree Shares.  At the Effective Time, by virtue of the Share Exchange and without any action on the part of any Party or the holder of any of the following securities:

(a)

Each issued and outstanding Acquiree Share immediately prior to the Effective Time shall be exchanged for the right to receive such number of shares of Acquiror Common Stock as is equal to the number of shares of Acquiree Shares owned multiplied by the Common Conversion Ratio (as defined in Section 1.7(b)). An aggregate of 21,170,000 shares of Acquiror Common Stock (the “Exchange Shares”) shall be issued to the Acquiree Stockholders or to the Escrow Agent on behalf of the Acquiree Stockholders.

(b)

The “Common Conversion Ratio” shall be 690.20605-for-1. Acquiree Stockholders of record as of the Closing Date shall be entitled to receive immediately 11,400,000 of the Exchange Shares into which their Acquiree Shares were converted pursuant to this Section 1.7 (the “Initial Shares”). 600,000 of the Exchange Shares (the “Escrow Shares”) shall be delivered to the Escrow Agent in accordance with Section 1.10. In addition, 9,170,000 of the Exchange Shares (the “Acquisition Escrow Shares”) shall be delivered to the Escrow Agent in accordance with Section 1.10.

1.8

Reserved]

1.9

Fractional Shares.  No certificates or scrip representing fractional Initial Shares shall be issued to Acquiree Stockholders in connection with the Share Exchange and such Acquiree Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Acquiror with respect to any fractional Initial Shares that would have otherwise been issued to such Acquiree Stockholders.  In lieu of any fractional Initial Shares that would have otherwise been issued, each Acquiree Stockholder that would have been entitled to receive a fractional Initial Share shall receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such Acquiree Stockholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to 0.5 rounded upward to the nearest whole number); provided that each such Acquiree Stockholder shall receive at least one Initial Share.

1.10

Escrow. As soon as practical following the Closing Date, the Acquiror shall deliver to the Escrow Agent certificates (issued in the name of the Escrow Agent or its nominee) representing (i) 600,000 Escrow Shares for the purpose of securing the indemnification obligations of the Acquiree Stockholders set forth in this Agreement and (ii) 9,170,000 Acquisition Escrow Shares. The Acquisition Escrow Shares shall be held in escrow for up to six months after the Closing.  Acquiror (directly and/or through Acquiree or another subsidiary) intends to acquire 100% ownership of both Gambitious B.V. and Equidam Holding B.V., Dutch private companies with limited liability (besloten vennootschappen met beperkte aansprakelijkheid) in which Acquiree (indirectly through its subsidiary Symbid B.V.) currently holds minority interests. 3,000,000 of the Acquisition Escrow Shares will be assigned to the purchase of Equidam Holding B.V. (“Equidam Escrow Shares”) and 5,000,000 of the Acquisition Escrow Shares will be assigned to the purchase of Gambitious B.V. (“Gambitious Escrow Shares”).  In the event that Acquiror acquires the balance of Equidam Holding B.V. within the six month period, then the amount of Equidam Escrow Shares equal to the number of shares of Acquiror Common Stock to be issued as consideration for the purchase of the remaining interest in Equidam Holding B.V. shall be cancelled, and the remainder of the Equidam Escrow Shares, if any, shall be distributed pro rata to the Acquiree Stockholders after such acquisition is completed. In the event that Acquiror acquires the balance of Gambitious B.V. within the six month period, then the amount of Gambitious Escrow Shares equal to the number of shares of Acquiror Common Stock to be issued as consideration for the purchase of the remaining interest in Gambitious B.V. shall be cancelled, and the remainder of the Gambitious Escrow Shares, if any, shall be distributed pro rata to the Acquiree Stockholders after such acquisition is completed.  If either transaction is not completed within six months after Closing, then the Acquisition Escrow Shares allocated to that transaction, shall be cancelled, and if both such acquisitions are not completed within six months after the Closing, then all of the Acquisition Escrow Shares, allocated to balance purchases of Equidam Holding B.V. and Gambitious B.V., shall be cancelled.  The issuance of shares by Acquiror to Equidam Holding B.V. and Gambitious B.V. shall be subject to the same five (5%) percent indemnity clause applicable to the Escrow Shares with such escrow shares to be held back from the issuances to the shareholders of Gambitious B.V. and Equidam Holding B.V. Alternatively, Acquiror management will escrow additional shares necessary to cover the five (5%) percent.

Irrespective of whether Acquiror or the Acquiree acquires 100% ownership of Equidam Holding B.V. or Gambitious B.V. within the six month period following the closing under the Share Exchange, in recognition of the fact that Acquiree presently owns 9% of Equidam Holding B.V. and 18% of Gambitious B.V., the amount of Acquisition Escrow Shares equal to 9% of the amount of the Equidam Escrow Shares (270,000 shares) and 18% of the amount of the Gambitious Escrow Shares (900,000 shares), shall be distributed on a pro-rata basis upon the earlier of the closings of the respective balance purchases or six months following the Closing under the Share Exchange to the pre-Share Exchange stockholders of the Acquiree. This will have no effect on whether other Acquisition Escrow Shares shall be distributed to the Acquiree stockholders in connection with the prospective balance purchases of Equidam Holding B.V. and Gambitious B.V. The 1,170,000 Acquisition Escrow Shares to be distributed pursuant to this paragraph (the “Automatically Distributable Acquisition Escrow Shares”) will also be subject to a five percent indemnity clause with 58,500 of such Automatically Distributable Acquisition Escrow Shares to be held back from the issuance to the pre-Share Exchange stockholders of the Acquiree. Acquiree management may, in its discretion, determine to escrow the shares necessary to cover the five percent.

For the sake of clarity, if Acquiror issues 3,000,000 shares to purchase the balance of Equidam Holding B.V. and 5,000,000 shares to purchase the balance of Gambitious B.V., 8,000,000 of the 9,170,000 Acquisition Escrow Shares shall be cancelled. A similar result with respect to 8,000,000 of the Acquisition Escrow Shares will occur if Acquiror does not complete the balance purchase of either Equidam Holding B.V. or Gambitious B.V. within the six month period except in that circumstance, no additional shares would be issued by Acquiror. If the Acquiror issues less than 3,000,000 shares to purchase the balance of Equidam Holding B.V. and less than 5,000,000 shares to purchase the balance of Gambitious B.V., the pre-Share Exchange stockholders of the Acquireee are allowed to retain Acquisition Escrow Shares, in addition to the Automatically Distributable Escrow Shares, in an amount which represents the difference between the amount allocated to the completion of the respective balance purchases and the amount of shares actually issued by Acquiror to accomplish same. If for example, Acquiror issues 3,000,000 shares to purchase the balance of Equidam Holding B.V. and issues 4,000,000 shares to purchase the balance of Gambitious B.V., the pre-Share Exchange stockholders of the Acquiree would retain, in addition to the Automatically Distributable Escrow Shares, no additional Acquisition Escrow Shares as the result of the balance purchase of Equidam Holding B.V. but would retain an additional 1,000,000 Acquisition Escrow Shares as the result of the balance purchase of Gambitious B.V.

The Escrow Shares and Additional Escrow Shares shall be held by the Escrow Agent pursuant to the Escrow Agreement, in substantially the form set forth in Exhibit D attached hereto.  The Escrow Shares and Additional Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. Maarten Timmerman (the “Indemnification Representative”) shall not be liable to any Acquiree Stockholder for actions taken in his capacity as Indemnification Representative under this Agreement or the Escrow Agreement, except for actions constituting gross negligence or willful misconduct.

1.11

Post-Closing Adjustment.

(a)

In the event that (i) during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date, Acquiror or Acquiree incurs any Damages with respect to, in connection with, or arising from any Acquiror Liabilities (as defined below), or (ii) an Acquiree Stockholder shall be entitled to be indemnified for Damages under Article VI hereof, then, in the case of clause (i) above, promptly following the filing by Acquiror with the Securities and Exchange Commission (the “SEC”) of an annual or quarterly report covering the completed fiscal quarter in which such Damages were incurred, or, in the case of clause (ii) above, promptly after such Acquiree Stockholder becomes entitled to receive payment for such indemnification pursuant to Article VI, Acquiror shall issue to, in the case of clause (i) above, all of the Acquiree Stockholders and/or their designees, or, in the case of clause (ii) above, such Acquiree Stockholder so entitled to indemnification and/or his designees, such number of shares of Acquiror’s Common Stock (in addition to the Exchange Shares to which any such person was or is entitled) as would result from dividing (x) the whole dollar amount representing such Damages by (y) $0.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Acquiror Common Stock after the Effective Time), rounded to the nearest whole number (with 0.5 shares rounded upwards to the nearest whole number).  Notwithstanding the foregoing, the limit on the aggregate number of shares of Acquiror Common Stock issuable under this Section shall be 1,000,000 shares.  Any shares of Acquiror Common Stock that are issuable under clause (i) above shall be issued to Acquiree Stockholders pro rata in accordance with their respective holdings of Acquiree Common Stock immediately prior to the Closing.

(b)

As used in this Section, “Acquiror Liabilities” shall mean all liabilities, obligations or indebtedness of any nature whatsoever (i) of the Split-Off Subsidiary, whenever accruing, and (ii) of the Acquiror accruing prior to the Effective Time and not set forth in the Acquiror Disclosure Schedule, including, but not limited to (A) any breach by the Acquiror of any of its representations or warranties set forth in Article III herein, (B) any litigation threatened, pending or for which a basis exists; (C) any and all outstanding debts, (D) any and all employee-related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (E) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of Acquiror, (F) any and all Taxes for which Acquiror or any of its direct or indirect assets may be liable or subject, for any taxable period (or portion thereof) ending on or before the Closing Date, including, without limitation, any and all Taxes resulting from or attributable to Acquiror’s ownership or operation of the Split-Off Subsidiary’s assets, (G) any and all Taxes for which Acquiror or its direct or indirect assets may be liable or subject (including, without limitation, the interests and assets of Acquiree and any Acquiror Subsidiary) as a consequence of Acquiror’s acquisition, formation, capitalization, ownership, and Split-Off of the Split-Off Subsidiary, whether related to a taxable period (or portion thereof) ending on or after the Closing Date, and (H) all fees and expenses incurred in connection with effecting the adjustments contemplated by this Section, as such Acquiror Liabilities are reflected in Acquiror’s consolidated financial statements reviewed or audited by its independent auditors.

1.12

Exemption From Registration.

(a)

Acquiror and Acquiree intend that the shares of Acquiror Common Stock to be issued pursuant to Section 1.7 hereof (including the Escrow Shares and Acquisition Escrow Shares) and any shares of Acquiror Common Stock that may be issued pursuant to Section 1.11 hereof (if any), in connection with the Share Exchange will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), by reason of Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated by the Acquiror thereunder and/or Regulation S promulgated by the SEC and that all recipients of such shares of Acquiror Common Stock shall either be “accredited investors” or not “U.S. Persons” as such terms are defined in Regulation D and Regulation S, respectively.  The shares of Acquiror Common Stock to be issued pursuant to Section 1.7 hereof (including the Escrow Shares and Acquisition Escrow Shares) and any shares of Acquiror Common Stock that may be issued pursuant to Section 1.11 hereof, will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (a) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (b) an exemption from such registration exists and either the Acquiror receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to the Acquiror, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws, or the holder complies with the requirements of Regulation S, if applicable; and the certificates representing such shares of Acquiror Common Stock will bear an appropriate legend and restriction on the books of the Acquiror’s transfer agent to that effect.

(b)

Acquiror is a “shell company” as defined in Rule 12b-2 under the Exchange Act of 1934).  Acquiree acknowledges that pursuant to Rule 144(i), securities issued by a former shell company (such as the Exchange Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after Acquiror (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, Acquiror is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Exchange Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND THE ACQUIREE STOCKHOLDERS

Acquiree and the Acquiree Stockholders represent and warrant to Acquiror that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by Acquiree and the Acquiree Stockholders to Acquiror on the date hereof and accepted in writing by the Acquiror (the “Disclosure Schedule”).  The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, the phrase “to the knowledge of Acquiree and the Acquiree Stockholders” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of Acquiree and the Acquiree Stockholders, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry with respect to the matter in question.

2.1

Organization, Qualification and Corporate Power.  Acquiree is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of The Netherlands.  Acquiree and each of its Subsidiaries is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an Acquiree Material Adverse Effect (as defined below).  Acquiree and each of its Subsidiaries has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  Acquiree and each of its Subsidiaries has furnished or made available to the Acquiror complete and accurate copies of its articles of association and other organizational documents including, where applicable, its bylaws, certificate of formation and/or operating agreement. Acquiree and each of its Subsidiaries is not in default under or in violation of any provision of its articles of association, as amended to date and where applicable, its bylaws, as amended to date, its certificate of formation, as amended to date, its operating agreement, as amended to date or any other organizational documents.  For purposes of this Agreement, “Acquiree Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of Acquiree taken as a whole.

2.2

Capitalization.  The authorized capital stock of Acquiree consists of 100,000 ordinary shares.  As of the date of this Agreement and the Closing, there are and will be 30,672 Acquiree Shares issued and outstanding. Exhibit A sets forth a complete and accurate list of all holders of Acquiree Shares, indicating the number of Acquiree Shares held by each holder. All of the issued and outstanding Acquiree Shares have been duly authorized and are validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which Acquiree is a party or which are binding upon Acquiree providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Acquiree. There are no agreements to which Acquiree is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquiree. To the knowledge of Acquiree, there are no agreements among other parties, to which Acquiree is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of Acquiree. All of the issued and outstanding Acquiree Shares were issued in compliance with applicable securities laws.

2.3

Authorization of Transaction.  The Acquiree and the Acquiree Stockholders have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder.  The execution and delivery by Acquiree and the Acquiree Stockholders of this Agreement and the consummation by Acquiree of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiree. This Agreement has been duly and validly executed and delivered by Acquiree and the Acquiree Stockholders and constitutes a valid and binding obligation of Acquiree and the Acquiree Stockholders, enforceable against Acquiree and the Acquiree Stockholders in accordance with its terms.

2.4

Noncontravention.  Neither the execution and delivery by Acquiree and the Acquiree Stockholders of this Agreement, nor the consummation by Acquiree and the Acquiree Stockholders of the transactions contemplated hereby, will (a) conflict with or violate any provision of Acquiree’s articles of association, as amended to date, (b) require on the part of Acquiree any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for such permits, authorizations, consents and approvals for which Acquiree is obligated to use its Reasonable Best Efforts (as defined in Section 4.1), to obtain pursuant to Section 4.2(a), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Acquiree is a party or by which Acquiree is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation in any contract or instrument set forth in Section 2.4 of the Disclosure Schedule, for which Acquiree is obligated to use its Reasonable Best Efforts to obtain waiver, consent or approval pursuant to Section 4.2(b), (ii) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have an Acquiree Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (iii) any notice, consent or waiver the absence of which would not have an Acquiree Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of Acquiree or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiree or any of its properties or assets.  For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of Acquiree and not material to Acquiree; and “Ordinary Course of Business” means the ordinary course of Acquiree’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5

Subsidiaries.  Except as disclosed on Schedule 2.5, Acquiree does not have any Subsidiaries.  For purposes of this Agreement, a “Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which a Party has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein (collectively, the “Subsidiaries”); “Acquiree Subsidiary” is a Subsidiary of the Acquiree. “Acquiror Subsidiary” is a Subsidiary of the Acquiror. Except as set forth in Section 2.5 of the Disclosure Schedule, Acquiree does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association.

2.6

Financial Statements.  Acquiree will provide or make available to the Acquiror prior to the Closing (a) the audited balance sheet of its wholly owned direct operating subsidiary Symbid B.V. (the “Symbid Balance Sheet”) at December 31, 2012 (December 31, 2012 hereinafter defined as the “Symbid Balance Sheet Date”), and the related consolidated statements of operations and cash flows for the period from March 29, 2011 (inception) through December 31, 2012 (the “Symbid Year-End Financial Statements”) and (b) the unaudited balance sheet of Symbid B.V. (the “Symbid Interim Balance Sheet”) at September 30, 2012 (the “Symbid Interim Balance Sheet Date”) and the related statements of operations and cash flows for the nine months ended September 30, 2013 and 2012 (the “Symbid Interim Financial Statements”) and together with Symbid Balance Sheet and the Symbid Year-End Financial Statements (the “Symbid Financial Statements”). The Symbid Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of Symbid B.V. and its Subsidiaries on a consolidated basis, as of the respective dates thereof and for the periods referred to therein, comply as to form with the applicable rules and regulations of the SEC for inclusion of such Symbid Financial Statements in the Acquiror’s filings with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are consistent in all material respects with the books and records of Acquiree.

2.7

Absence of Certain Changes.  Since the Symbid Interim Balance Sheet Date, and except as set forth in Section 2.7 of the Disclosure Schedule, (a) to the knowledge of Acquiree, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, an Acquiree Material Adverse Effect, and (b) Acquiree has not taken any of the actions set forth in paragraphs (a) through (m) of Section 4.4.

2.8

Undisclosed Liabilities.  Except as set forth in Section 2.8 of the Disclosure Schedules, Acquiree and the Acquiree Subsidiaries do not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Symbid Interim Balance Sheet referred to in Section 2.6, (b) liabilities which have arisen since the Symbid Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

2.9

Tax Matters.

(a)

For purposes of this Agreement, the following terms shall have the following meanings:

(i)

“Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii)

“Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

(b)

Except as set forth in Section 2.9 of the Disclosure Schedule, Acquiree and the Acquiree Subsidiaries have filed on a timely basis all Tax Returns that they were required to file, and all such Tax Returns were complete and accurate in all material respects. Neither Acquiree nor any Acquiree Subsidiary has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns other than a group of which only Acquiree and Acquiree Subsidiaries were members.  Acquiree and each Acquiree Subsidiary has paid on a timely basis all Taxes that were due and payable.  The unpaid Taxes of Acquiree and the Acquiree Subsidiaries for tax periods through the Symbid Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Symbid Balance Sheet. Neither Acquiree nor any Acquiree Subsidiary has had any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Acquiree or Acquiree Subsidiaries during a prior period).  All Taxes that Acquiree and each Acquiree Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c)

Acquiree has delivered or made available to the Acquiror complete and accurate copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Acquiree or any Acquiree Subsidiary since their respective formations in The Netherlands (the “Organization Date”).  No examination or audit of any Tax Return of Acquiree or any Acquiree Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of Acquiree, threatened or contemplated. Acquiree has not been informed by any jurisdiction that the jurisdiction believes that Acquiree or any Acquiree Subsidiary was required to file any Tax Return that was not filed.  Neither Acquiree nor any Acquiree Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(d)

Neither Acquiree nor any Acquiree Subsidiary: (i) is a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of Acquiree or any Acquiree Subsidiary are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has no actual or potential liability for any Taxes of any person (other than Acquiree) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; and (iv) has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(e)

None of the assets of Acquiree or any Acquiree Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f)

Neither Acquiree nor any Acquiree Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

(g)

No “net operating loss” of Acquiree or any Acquiree Subsidiary determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any “ownership change” within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

2.10

Assets.  Each of Acquiree and the Acquiree Subsidiaries own or lease all tangible assets reasonably necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted.  Except as set forth in Section 2.10 of the Disclosure Schedule, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  Except as set forth in Section 2.10 of the Disclosure Schedule, no asset of Acquiree or any Acquiree Subsidiary (tangible or intangible) is subject to any Security Interest.

2.11

Owned Real Property.  Neither Acquiree nor any Acquiree Subsidiary owns any real property, except as otherwise listed in Section 2.11 of the Disclosure Schedule.

2.12

Real Property Leases.  Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by Acquiree or any Acquiree Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  Acquiree has delivered or made available to the Acquiror complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule.  With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)

the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)

neither Acquiree nor any Acquiree Subsidiary nor, to the knowledge of Acquiree, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Acquiree, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Acquiree or any Acquiree Subsidiary or, to the knowledge of Acquiree, any other party under such lease or sublease;

(d)

neither Acquiree nor any Acquiree Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)

to the knowledge of Acquiree and the Acquiree Stockholders, there is no Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by Acquiree or any Acquiree Subsidiary of the property subject thereto.

2.13

Contracts.

(a)

Section 2.13 of the Disclosure Schedule lists the following agreements (written or oral) to which Acquiree or any Acquiree Subsidiary is a party as of the date of this Agreement:

(i)

any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum or having a remaining term longer than 12 months;

(ii)

any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $50,000, or (C) in which Acquiree has granted manufacturing rights, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

(iii)

any agreement which, to the knowledge of Acquiree, establishes a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement which imposes any current obligation on Acquiree or any Acquiree Subsidiary with respect to confidentiality or noncompetition;

(vi)

any employment or consulting agreement;

(vii)

any agreement involving any officer, director or stockholder of Acquiree, any Acquiree Subsidiary or any affiliate, as defined in Rule 12b-2 under Exchange Act, thereof (an “Affiliate”);

(viii)

any agreement under which the consequences of a default or termination would reasonably be expected to have a Acquiree Material Adverse Effect;

(ix)

any agreement which contains any provisions requiring Acquiree or any Acquiree Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)

any other agreement (or group of related agreements) either involving more than $50,000 or not entered into in the Ordinary Course of Business; and

(xi)

any agreement, other than as contemplated by this Agreement relating to the sales of securities of Acquiree or any Acquiree Subsidiary to which Acquiree or any Acquiree Subsidiary is a party.

(b)

Acquiree has delivered or made available to the Acquiror a complete and accurate copy of each agreement listed in Section 2.13 of the Disclosure Schedule.  With respect to each agreement so listed, and except as set forth in Section 2.13 of the Disclosure Schedule:  (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither Acquiree nor any Acquiree Subsidiary is, nor, to the knowledge of Acquiree and the Acquiree Stockholders, is any other party, in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Acquiree and the Acquiree Stockholders, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Acquiree or any Acquiree Subsidiary or, to the knowledge of Acquiree and the Acquiree Stockholders, any other party under such contract.

2.14

Accounts Receivable.  Except as set forth in Section 2.14 of the Disclosure Schedules, all accounts receivable of Symbid B.V. and the other Acquiree Subsidiaries reflected on the Symbid Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Symbid Interim Balance Sheet.  All accounts receivable reflected in the financial or accounting records of Symbid B.V. that have arisen since the Symbid Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Symbid Interim Balance Sheet.

2.15

Powers of Attorney.  Except as set forth in Section 2.15 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Acquiree or any Acquiree Subsidiary.

2.16

Insurance.  Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Acquiree or any Acquiree Subsidiary is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of Acquiree or any Acquiree Subsidiary.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, Acquiror shall not be liable for retroactive premiums or similar payments, both Acquiree and any Acquiree Subsidiary is otherwise in compliance in all material respects with the terms of such policies.  Acquiree has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

2.17

Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or has been threatened in writing against Acquiree or any Acquiree Subsidiary which (a) seeks either damages in excess of $10,000 individually, or $25,000 in the aggregate or (b) if determined adversely to Acquiree or any Acquiree Subsidiary could have, individually or in the aggregate, an Acquiree Material Adverse Effect.

2.18

Employees.

(a)

No employees of Acquiree and the Acquiree Subsidiaries receive annual compensation at a rate of more than $60,000 per year.  Section 2.18 of the Disclosure Schedule contains a list of all employees, of Acquiree and the Acquiree Subsidiaries who are a party to a non-competition agreement with Acquiree or any Acquiree Subsidiary; copies of such agreements have previously been delivered to the Acquiror.  To the knowledge of Acquiree, no key employee or group of employees has any plans to terminate employment with Acquiree or any Acquiree Subsidiary. No employees of Acquiree and the Acquiree Subsidiaries are currently on sick leave or have been so for more than 3 weeks during the past twelve (12) months. No legal or natural person has a management agreement or an agreement for the rendering of services (overeenkomst tot het verrichten van enkele diensten) with Acquiree or any of the Acquiree Subsidiaries.

(b)

There is no dispute pending or threatened between any of the Acquiree or any Acquiree Subsidiary and any of their employees.  Neither Acquiree nor any Acquiree Subsidiary is party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  To the knowledge of Acquiree and the Acquiree Stockholders, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Acquiree or an Acquiree Subsidiary.  To the knowledge of Acquiree and the Acquiree Stockholders, there are no circumstances or facts which could individually or collectively give rise to a suit based on discrimination of any kind.

(c)

There are no delays and during the past two (2) years there have been no delays in the fulfillment of any obligations towards the employees or former employees or directors of Acquiree and the Acquiree Subsidiaries that could lead to a dispute with any of the Acquiree and the Acquiree Subsidiaries.

2.19

Employee Benefits.

(a)

For purposes of this Agreement, the following terms shall have the following meanings:

(i)

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage (including without limitation pension insurance and excess (excedent) insurance), severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation under US, Netherlands or other applicable laws.

(ii)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)

“ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included Acquiree.

(b)

Section 2.19(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Acquiree, any Acquiree Subsidiary or any ERISA Affiliate.  Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Acquiror.  Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Acquiree, the Acquiree Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. thereto or has made adequate provisions.  None of the Acquiree, any Acquiree Subsidiary or any ERISA Affiliate has any obligation with respect to Employee Benefit Plans, whether or not conditional or contingent, including but not limited to back-service obligations, which are not fully funded or adequately provided for.

(c)

Acquiree, the Acquiree Subsidiaries, and each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA) and similar obligations under other jurisdictions.  All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor or any other governmental or non-governmental US or non-US entity have been duly submitted.

(d)

To the knowledge of Acquiree and the Acquiree Stockholders, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(e)

All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.  Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(f)

Neither Acquiree, the Acquiree Subsidiaries nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(g)

At no time has Acquiree, any Acquiree Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(h)

There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of Acquiree or any Acquiree Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.  The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(i)

No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Acquiree, any Acquiree Subsidiary or any ERISA Affiliate that would subject Acquiree, any Acquiree Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(j)

No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(k)

Each Employee Benefit Plan is amendable and terminable unilaterally by Acquiree or an Acquiree Subsidiary at any time without liability to Acquiree or any Acquiree Subsidiary as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Acquiree or any Acquiree Subsidiary from amending or terminating any such Employee Benefit Plan.

(l)

Section 2.19(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of Acquiree or any Acquiree Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquiree or any Acquiree Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Acquiree or any Acquiree Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding Acquiree or any Acquiree Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  The accruals for vacation, sickness and disability expenses are accounted for on the Acquiree Interim Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with GAAP.

2.20

Environmental Matters.

(a)

Each of Acquiree and the Acquiree Subsidiaries have complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiree Material Adverse Effect.  There is no pending or, to the knowledge of Acquiree, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Acquiree or any Acquiree Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiree Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any national, state, local or foreign government law, statute, rule or regulation or the common law relating to the environment, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b)

Set forth in Section 2.20(b) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by Acquiree or any Acquiree Subsidiary (whether conducted by or on behalf of Acquiree, any Acquiree Subsidiary or a third party, and whether done at the initiative of Acquiree, an Acquiree Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which Acquiree or any Acquiree Subsidiary has possession of or access to.  A complete and accurate copy of each such document has been provided to the Acquiror.

(c)

To the knowledge of Acquiree and the Acquiree Stockholders, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by Acquiree or any Acquiree Subsidiary.

2.21

Legal Compliance.  Each of Acquiree and the Acquiree Subsidiaries, and the conduct and operations of their respective businesses, is in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiree Material Adverse Effect.

2.22

Customers.  Section 2.22 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the consolidated revenues of Acquiree during the period from inception through September 30, 2013 and the amount of revenues accounted for by such customer during such period.  No such customer has notified Acquiree or any Acquiree Subsidiary in writing within the past year that it will stop buying products or services from Acquiree.

2.23

Permits.  Section 2.23 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Permits”) issued to or held by Acquiree or any Acquiree Subsidiary.  Such listed Permits are the only material Permits that are required for Acquiree or any Acquiree Subsidiary to conduct its business as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiree Material Adverse Effect.  Each such Permit is in full force and effect and, to the knowledge of Acquiree and the Acquiree Stockholders, no suspension or cancellation of such Permit is threatened and, to the knowledge of Acquiree and the Acquiree Stockholders, there is no reasonable basis for believing that such Permit will not be renewable upon expiration.  Each such Permit will continue in full force and effect immediately following the Closing.

2.24

Certain Business Relationships With Affiliates.  Except as listed in Section 2.24 of the Disclosure Schedule, no Affiliate of Acquiree or any Acquiree Subsidiary (a) owns any material property or right, tangible or intangible, which is used in the business of Acquiree or any Acquiree Subsidiary, (b) has any claim or cause of action against Acquiree or any Acquiree Subsidiary, or (c) owes any money to, or is owed any money by, Acquiree or any Acquiree Subsidiary.  Section 2.24 of the Disclosure Schedule describes any transactions involving the receipt or payment in excess of $25,000 between Acquiree, any Acquiree Subsidiary and any Affiliate thereof which have occurred or existed since the Organization Date, other than employment agreements.

2.25

Brokers’ Fees.  Neither Acquiree nor any Acquiree Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except as listed in Section 2.25 of the Disclosure Schedule.

2.26

Books and Records.  The minute books and other similar records of Acquiree and the Acquiree Subsidiaries contain complete and accurate records, in all material respects, of all actions taken at any meetings of Acquiree’s or any Acquiree Subsidiary’s stockholders, managing board or any committees thereof and of all written consents executed in lieu of the holding of any such meetings. Acquiree has provided true and complete copies of all such minute books and similar records to Acquiror.

2.27

Intellectual Property.

(a)

Acquiree and each Acquiree Subsidiary owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the "Intellectual Property Rights") and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the "Intellectual Property"), in each case as is necessary to conduct its business as presently conducted, the absence of which would be considered reasonably likely to result in an Acquiree Material Adverse Effect.

(b)

Section 2.27(b) of the Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity or for which an application for registration has been filed with any Governmental Entity, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application.  Section 2.27(b) of the Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of Acquiree or an Acquiree Subsidiary in excess of $25,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to Acquiree.

(c)

Except as set forth on Section 2.27(c) of the Disclosure Schedule, all Intellectual Property Rights that have been registered with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have an Acquiree Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d)

To the knowledge of Acquiree and the Acquiree Stockholders, neither Acquiree nor any Acquiree Subsidiary is nor will, as a result of the consummation of the Share Exchange or other transactions contemplated by this Agreement be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights, or any licenses, sublicenses or other agreements as to which Acquiree or any Acquiree Subsidiary is a party and pursuant to which Acquiree or any Acquiree Subsidiary uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the "Third Party Intellectual Property Rights"), the breach of which would be reasonably likely to result in an Acquiree Material Adverse Effect.

(e)

Except as set forth on Section 2.27(e) of the Disclosure Schedule, neither Acquiree nor any Acquiree Subsidiary has been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right and neither Acquiree nor any Acquiree Subsidiary has received any notice or other communication (in writing or otherwise) of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property. With respect to its marketed products, Acquiree and each Acquiree Subsidiary does not, to Acquiree’s knowledge, infringe any third party intellectual property rights. With respect to its product candidates and products in research or development, after the same are marketed, neither Acquiree, nor any Acquiree Subsidiary will, to its knowledge, infringe any third party intellectual property rights.

(f)

To the knowledge of Acquiree and the Acquiree Stockholders, except as set forth on Section 2.27(f) of the Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights in a manner that has a material impact on the business of Acquiree or any Acquiree Subsidiary, except for such infringement, misappropriation or unlawful or unauthorized use as would be reasonably expected to have an Acquiree Material Adverse Effect.

2.28

Disclosure.  No representation or warranty by Acquiree or any Acquiree Subsidiary contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of Acquiree or any Acquiree Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.  Acquiree has disclosed to the Acquiror all material information relating to the business of Acquiree and the Acquiree Subsidiaries or the transactions contemplated by this Agreement.

2.29

Duty to Make Inquiry.  To the extent that any of the representations or warranties in this Article II are qualified by “knowledge” or “belief,” Acquiree and the Acquiree Stockholders represent and warrant that they have made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror represents and warrants to Acquiree and the Acquiree Stockholders that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by Acquiror to Acquiree and the Acquiree Stockholders on the date hereof and accepted in writing by Acquiree (the “Acquiror Disclosure Schedule”).  The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Acquiror Disclosure Schedule shall qualify only the corresponding paragraph in this Article III. For purposes of this Article III, the phrase “to the knowledge of the Acquiror” or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Acquiror, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question.

3.1

Organization, Qualification and Corporate Power.  Each of the Acquiror and the Split-Off Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the states of their respective formations.  Acquiror is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have an Acquiror Material Adverse Effect (as defined below).  Each of Acquiror and the Acquiror Subsidiaries has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  The Acquiror has furnished or made available to Acquiree complete and accurate copies of its articles of incorporation and bylaws, and the organizational documents of the Acquiror Subsidiaries.  Neither the Acquiror nor any Acquiror Subsidiary is in default under or in violation of any provision of its articles of incorporation, as amended to date, or its bylaws, as amended to date.  For purposes of this Agreement, “Acquiror Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Acquiror and its Subsidiaries, taken as a whole.

3.2

Capitalization.  The authorized capital stock of the Acquiror consists of 290,000,000 shares of Acquiror Common Stock, of which 197,500,000 (7,900,000 pre-split) shares were issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding as of the date of this Agreement.  The Acquiror Common Stock is presently eligible for quotation and trading on the OTC Markets and is not subject to any notice of suspension or delisting.  The Acquiror Common Stock is not presently registered under Section 12(g) of the Exchange Act. Acquiror files periodic reports with the SEC pursuant to the provisions of Section 13 or 15(d) of the Exchange Act. All of the issued and outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.  Except as may be granted under the Acquiror’s 2013 Equity Incentive and except as contemplated by the Private Placement Offering or the Transaction Documentation (as defined in Section 3.3) or described in Section 3.2 of the Acquiror Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Acquiror is a party or which are binding upon the Acquiror providing for the issuance or redemption of any of its capital stock.  There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Acquiror.  There are no agreements to which the Acquiror is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Acquiror.  There are no agreements among other parties, to which the Acquiror is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Acquiror.  All of the issued and outstanding shares of Acquiror Common Stock were issued in compliance with applicable federal and state securities laws including, but not limited to, the Securities Act.  The 21,170,000 Exchange Shares to be issued at the Closing, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws. Immediately after the Effective Time, without giving effect to the Share Exchange or the Private Placement Offering, but after giving effect to (i) the surrender of 187,500 (7,500,000 pre-split) shares of Acquiror Common Stock by the Buyer (the “Share Contribution”) in connection with the Split-Off and (ii) a 25 for 1 forward stock split, there will be 10,000,000 shares of Acquiror Common Stock issued and outstanding.

3.3

Authorization of Transaction.  Acquiror has all requisite power and authority to execute and deliver this Agreement and the Split-Off Agreement and to perform its obligations hereunder and thereunder.  Split-Off Subsidiary has all requisite power and authority to execute and deliver the Split-Off Agreement and to perform its obligations thereunder.  The execution and delivery by the Acquiror of this Agreement and the Split-Off Agreement, and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”), and the execution by Split-Off Subsidiary of the Split-Off Agreement and the consummation by the Acquiror of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Acquiror, and the Split-Off Subsidiary, respectively.  This Agreement has been duly and validly executed and delivered by the Acquiror and constitutes a valid and binding obligation of the Acquiror, enforceable against it in accordance with its terms.

3.4

Noncontravention.  Neither the execution and delivery by the Acquiror of this Agreement or the Transaction Documentation, nor the consummation by the Acquiror of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the articles or certificate of incorporation or bylaws of the Acquiror, (b) require on the part of the Acquiror any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any Party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Acquiror is a party or by which it is bound or to which any of its assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have an Acquiror Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have an Acquiror Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Acquiror or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or any of its properties or assets.

3.5

Subsidiaries.

(a)

Acquiror has no Subsidiaries other than the Split-Off Subsidiary.  The Split-Off Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation.  The Split-Off Subsidiary was formed solely to effectuate the Split-Off, and has not conducted any business operations since its organization.  Acquiror has delivered or made available to Acquiree complete and accurate copies of the charter, bylaws or other organizational documents of the Split-Off Subsidiary. The Split-Off Subsidiary has no assets other than minimal paid-in capital, has no liabilities or other obligations, and is not in default under or in violation of any provision of its charter, bylaws or other organizational documents.  All of the issued and outstanding shares of capital stock of the Split-Off Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  All shares of the Split-Off Subsidiary are owned by Acquiror, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.  There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Acquiror or the Split-Off Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Acquiror Subsidiary.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Split-Off Subsidiary.  There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Split-Off Subsidiary.

(b)

At all times from July 28, 2011, which was the date of incorporation of Acquiror, through the date of this Agreement, the business and operations of Acquiror have been conducted exclusively through Acquiror.

(c)

Acquiror does not control directly or indirectly or have any direct or indirect participation or similar interest in any corporation, partnership or limited liability company, joint venture, trust or business association which is not a Subsidiary.

3.6

Exchange Act Reports.  Acquiror has furnished or made available to Acquiree complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended August 31, 2013, as filed with the SEC, which contained audited balance sheets of Acquiror as of August 31, 2013 and 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended; (b) Registration Statement or Form S-1, as filed with the SEC as well as all amendments thereto (the “Form S-1”) and (c) all other reports filed by Acquiror under the Exchange Act with the SEC (such reports are collectively referred to herein as the “Acquiror Reports”).  The Acquiror Reports constitute all of the documents required to be filed by Acquiror with the SEC under the Exchange Act, through the date of this Agreement.  The Acquiror Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Acquiror Reports.  As of their respective dates, the Acquiror Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No order suspending the effectiveness of the Form S-1 has been issued by the SEC and, to Acquiror’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

3.7

Compliance with Laws.  Each of Acquiror and its Subsidiaries:

(a)

and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect;

(b)

has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

(c)

has not, and to the knowledge of Acquiror, the past and present officers, directors and Affiliates of Acquiror have not, been the subject of, nor does any officer or director of Acquiror have any reason to believe Acquiror or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

(d)

has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

(e)

has not, and to the knowledge of Acquiror, the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of Acquiror have any reason to believe that Acquiror or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person; and

(f)

does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements.

3.8

Financial Statements.  The audited financial statements and unaudited interim financial statements of Acquiror included in the Acquiror Reports (collectively, the “Acquiror Financial Statements”) (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Acquiror as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Acquiror.

3.9

Absence of Certain Changes.  Since the date of the balance sheet contained in the most recent Acquiror Report, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, an Acquiror Material Adverse Effect and (b) Acquiror has taken any of the actions set forth in paragraphs (a) through (m) of Section 4.6.

3.10

Litigation.  Except as disclosed in the Acquiror Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to Acquiror’s knowledge, threatened against Acquiror or any Subsidiary of Acquiror which, if determined adversely to Acquiror or such Subsidiary, could have, individually or in the aggregate, an Acquiror Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.  For purposes of this Section 3.10, any such pending or threatened Legal Proceedings where the amount at issue exceeds or could reasonably be expected to exceed the lesser of $10,000 per Legal Proceeding or $25,000 in the aggregate shall be considered to possibly result in an Acquiror Material Adverse Effect hereunder.

3.11

Undisclosed Liabilities.  None of Acquiror and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet contained in the most recent Acquiror Report, (b) liabilities which have arisen since the date of the balance sheet contained in the most recent Acquiror Report in the Ordinary Course of Business which do not exceed $5,000 and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

3.12

Tax Matters.

(a)

Except as disclosed in Section 3.12(a) of the Acquiror Disclosure Schedule, each of Acquiror and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects.  Neither the Acquiror nor any Acquiror Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only Acquiror and the Acquiror Subsidiaries are or were members.  Each of Acquiror and the Acquiror Subsidiaries has paid on a timely basis all Taxes that were due and payable.  The unpaid Taxes of Acquiror and the Acquiror Subsidiaries for tax periods through the date of the balance sheet contained in the most recent Acquiror Report do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet.  Neither Acquiror nor any Acquiror Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included Acquiror or any Acquiror Subsidiary during a prior period) other than Acquiror and the Acquiror Subsidiaries.  All Taxes that Acquiror or any Acquiror Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(b)

Acquiror has delivered or made available to Acquiree complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Acquiror or any Subsidiary since July 28, 2011.  No examination or audit of any Tax Return of Acquiror or any Acquiror Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of Acquiror, threatened or contemplated. Neither Acquiror nor any Acquiror Subsidiary has been informed by any jurisdiction that the jurisdiction believes that Acquiror or such Subsidiary was required to file any Tax Return that was not filed.  Neither Acquiror nor any Acquiror Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c)

Neither Acquiror nor any Acquiror Subsidiary: (i) is a “consenting corporation” within the meaning of Section 341(f) of the Code, and none of the assets of Acquiror or the Acquiror Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an “excess parachute payment” under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than Acquiror and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

(d)

None of the assets of Acquiror or any Acquiror Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e)

Neither Acquiror nor any Acquiror Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

3.13

Assets.  Acquiror owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted.  Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.  Except as set forth in Schedule 3.13 of the Acquiror Disclosure Schedule, no asset of Acquiror or any Acquiror Subsidiary (tangible or intangible) is subject to any Security Interest.

3.14

Owned Real Property.  Neither Acquiror nor any Acquiror Subsidiary owns any real property.

3.15

Real Property Leases.  Section 3.15 of the Acquiror Disclosure Schedule lists all real property leased or subleased to or by the Acquiror or any Acquiror Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder.  Acquiror has delivered or made available to Acquiree complete and accurate copies of the leases and subleases listed in Section 3.15 of the Acquiror Disclosure Schedule.  With respect to each lease and sublease listed in Section 3.15 of the Acquiror Disclosure Schedule:

(a)

the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

(b)

the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)

neither Acquiror nor any Acquiror Subsidiary nor, to the knowledge of Acquiror, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Acquiror, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Acquiror or any Acquiror Subsidiary or, to the knowledge of Acquiror, any other party under such lease or sublease;

(d)

neither Acquiror nor any Acquiror Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

(e)

Acquiror is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by Acquiror or Acquiror Subsidiary of the property subject thereto.

3.16

Contracts.

(a)

Section 3.16 of the Acquiror Disclosure Schedule lists the following agreements (written or oral) to which Acquiror or any Acquiror Subsidiary is a party as of the date of this Agreement:

(i)

any agreement (or group of related agreements) for the lease of personal property from or to third parties;

(ii)

any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services;

(iii)

any agreement establishing a partnership or joint venture;

(iv)

any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

(v)

any agreement concerning confidentiality or noncompetition;

(vi)

any employment or consulting agreement;

(vii)

any agreement involving any current or former officer, director or stockholder of Acquiror or any Affiliate thereof;

(viii)

any agreement under which the consequences of a default or termination would reasonably be expected to have an Acquiror Material Adverse Effect;

(ix)

any agreement which contains any provisions requiring Acquiror or any Acquiror Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(x)

any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business; and

(xi)

any agreement, other than as contemplated by the Private Placement Offering, this Agreement and the Split-Off, relating to the sales of securities of Acquiror or any Acquiror Subsidiary to which Acquiror or such Subsidiary is a party.

(b)

Acquiror has delivered or made available to Acquiree a complete and accurate copy of each agreement listed in Section 3.16 of the Acquiror Disclosure Schedule.  With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither Acquiror nor any Acquiror Subsidiary nor, to the knowledge of Acquiror, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Acquiror, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Acquiror or any Acquiror Subsidiary or, to the knowledge of the Acquiror, any other party under such contract.

3.17

Accounts Receivable.  At the Effective Time, Acquiror will have no accounts receivable.

3.18

Powers of Attorney.  There are no outstanding powers of attorney granted by or executed on behalf of the Acquiror or any Acquiror Subsidiary.

3.19

Insurance.  Section 3.19 of the Acquiror Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Acquiror or any Acquiror Subsidiary is a party.  Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of Acquiror and the Acquiror Subsidiaries.  There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.  All premiums due and payable under all such policies have been paid, neither Acquiror nor any Acquiror Subsidiary may be liable for retroactive premiums or similar payments, and Acquiror and the Acquiror Subsidiaries are otherwise in compliance in all material respects with the terms of such policies.  Acquiror has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.  Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

3.20

Warranties.  No product or service sold or delivered by Acquiror or any Acquiror Subsidiary is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of Acquiror or the appropriate Acquiror Subsidiary, which are set forth in Section 3.20 of the Acquiror Disclosure Schedule.

3.21

Employees.

(a)

Acquiror Reports contain all material information concerning the employees of Acquiror.

(b)

Neither Acquiror nor any Acquiror Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.  Acquiror has no knowledge of any organizational effort made or threatened, either currently or since the date of organization of Acquiror, by or on behalf of any labor union with respect to employees of Acquiror or any Acquiror Subsidiary.

3.22

Employee Benefits.

(a)

Section 3.22(a) of the Acquiror Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Acquiror, any Acquiror Subsidiary or any ERISA Affiliate.  Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to Acquiror.  Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Acquiror, the Acquiror Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. Acquiror, each Subsidiary of Acquiror, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA).  All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

(b)

To the knowledge of Acquiror, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

(c)

All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.  Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

(d)

Neither Acquiror, any Acquiror Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e)

At no time has Acquiror, any Acquiror Subsidiary or any ERISA Affiliate been obligated to contribute to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(f)

There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of Acquiror or any Acquiror Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law.  The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(g)

No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by Acquiror, any Acquiror Subsidiary or any ERISA Affiliate that would subject Acquiror, any Acquiror Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

(h)

No Employee Benefit Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i)

Each Employee Benefit Plan is amendable and terminable unilaterally by Acquiror at any time without liability to Acquiror as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Acquiror from amending or terminating any such Employee Benefit Plan.

(j)

Section 3.22(j) of the Acquiror Disclosure Schedule discloses each:  (i) agreement with any stockholder, director, executive officer or other key employee of Acquiror or any Acquiror Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Acquiror or any Acquiror Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Acquiror or any Acquiror Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding Acquiror or any Acquiror Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  To the extent applicable, the accruals for vacation, sickness and disability expenses are accounted for on the Acquiror Financial Statements and are adequate and materially reflect the expenses associated therewith.

3.23

Environmental Matters.

(a)

Each of Acquiror and the Acquiror Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.  There is no pending or, to the knowledge of Acquiror, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Acquiror or any Acquiror Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(b)

Set forth in Section 3.23(b) of the Acquiror Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by Acquiror or an Acquiror Subsidiary (whether conducted by or on behalf of Acquiror or a Acquiror Subsidiary or a third party, and whether done at the initiative of Acquiror or a Acquiror Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which Acquiror has possession of or access to.  A complete and accurate copy of each such document has been provided to Acquiree.

(c)

Acquiror is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by Acquiror or any Acquiror Subsidiary.

3.24

Permits.  Section 3.24 of the Acquiror Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (“Acquiror Permits”) issued to or held by Acquiror or any Acquiror Subsidiary.  Such listed Permits are the only Acquiror Permits that are required for Acquiror and the Acquiror Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.  Each such Acquiror Permit is in full force and effect and, to the knowledge of Acquiror, no suspension or cancellation of such Acquiror Permit is threatened and there is no basis for believing that such Acquiror Permit will not be renewable upon expiration.  Each such Acquiror Permit will continue in full force and effect immediately following the Closing.

3.25

Certain Business Relationships With Affiliates.  No Affiliate of Acquiror or of any Acquiror Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of Acquiror or any Acquiror Subsidiary, (b) has any claim or cause of action against Acquiror or any Acquiror Subsidiary, or (c) owes any money to, or is owed any money by, Acquiror or any Acquiror Subsidiary.  Section 3.25 of the Acquiror Disclosure Schedule describes any transactions involving the receipt or payment in excess of $1,000 in any fiscal year between Acquiror or an Acquiror Subsidiary and any Affiliate thereof which have occurred or existed within the past five (5) years.

3.26

Tax-Free Reorganization.

(a)

Acquiror (i) is not an “investment company” as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate or to merge Acquiree with or into any other corporation or entity, or to sell or otherwise dispose of the stock of Acquiree which Acquiror will acquire in the Share Exchange, or to cause Acquiree to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); and (iii) has no present plan or intention, following the Share Exchange, to issue any additional shares of stock of Acquiree or to create any new class of stock of Acquiree.

(b)

Immediately following the Share Exchange, Acquiree will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Acquiree immediately prior to the Share Exchange (for purposes of this representation, amounts used by Acquiree to pay reorganization expenses, if any, will be included as assets of Acquiree held immediately prior to the Share Exchange).

(c)

Except as otherwise contemplated by this Agreement, Acquiror has no present plan or intention to reacquire any of the Share Exchange Shares.

(d)

Following the Share Exchange, Acquiree will continue Acquiree’s historic business or use a significant portion of Acquiree’s historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

(e)

The Split-Off Agreement will constitute a legally binding obligation among Acquiror, the Split-Off Subsidiary and Buyer immediately prior to the Effective Time. Immediately following consummation of the Share Exchange, Acquiror will distribute the stock of the Split-Off Subsidiary to Buyer in cancellation of the Purchase Price Shares (as such term is defined in the Split-Off Agreement); no property other than the capital stock of the Split-Off Subsidiary will be distributed by Acquiror to Buyer in connection with or following the Share Exchange; upon execution of the Split-Off Agreement, Buyer will have no right to sell or transfer the Purchase Price Shares to any person without Acquiror's prior written consent, and Acquiror will not consent (nor will it permit others to consent) to any such sale or transfer; upon execution of the Split-Off Agreement, there will be no other plan, arrangement, agreement, contract, intention, or understanding, whether written or verbal and whether or not enforceable in law or equity, that would permit Buyer to vote the Purchase Price Shares or receive any property or other distributions from Acquiror with respect to the Purchase Price Shares other than the capital stock of the Split-Off Subsidiary.

3.27

Split-Off.  At the Effective Time, Acquiror will have discontinued all of its business operations which it conducted prior to the Effective Time by closing the transactions contemplated by the Split-Off Agreement.  Upon the closing of the transactions contemplated by the Split-Off Agreement, without giving effect to the Share Exchange, Acquiror will have no liabilities, contingent or otherwise, of any kind whatsoever, including but not limited to liabilities in any way related to its pre-Effective Time business operations.

3.28

Brokers’ Fees.  Except as set forth on Section 3.28 of the Acquiror Disclosure Schedule, neither Acquiror nor the Split-Off Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.29

Disclosure.  No representation or warranty by Acquiror contained in this Agreement or in any of the Transaction Documentation, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Acquiror or any Acquiror Subsidiary pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.  Acquiror has disclosed to Acquiree all material information relating to the business of Acquiror or any Acquiror Subsidiary or the transactions contemplated by this Agreement.

3.30

Interested Party Transactions.  Except for the Split-Off Agreement, to the knowledge of Acquiror, no officer, director or stockholder of Acquiror or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Acquiror or any Acquiror Subsidiary or (ii) purchases from or sells or furnishes to Acquiror or any Acquiror Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which Acquiror or any Acquiror Subsidiary is a party or by which it may be bound or affected.  Neither Acquiror nor any Acquiror Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, executive officer (or equivalent thereof) or employee of Acquiror or any Acquiror Subsidiary.

3.31

Duty to Make Inquiry.  To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” Acquiror represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

3.32

Accountants.  Sadler, Gibb & Associates, LLC (“SG”), has been Acquiror’s registered public accounting firm from its inception and in such capacity audited the financial statements of Acquiror for each of the years ended August 31, 2013, 2012 and from July 28, 2011 through August 31, 2011. Throughout its engagement by Acquiror, SG has been (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Acquiror within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. The report of SG on the financial statements of Acquiror for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles, although it did express uncertainty as to Acquiror’s ability to continue as a going concern.  During Acquiror’s most recent fiscal year and the subsequent interim periods, there have been no disagreements with SG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.  None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-K occurred with respect to SG.

3.33

Minute Books.  The minute books and other similar records of Acquiror and each Acquiror Subsidiary contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. Acquiror has provided true and complete copies of all such minute books, and other similar records to Acquiree’s representatives.

3.34

Board Action.  Acquiror’s Board of Directors has unanimously determined that the Share Exchange is advisable and in the best interests of Acquiror’s stockholders and is on terms that are fair to such Acquiror stockholders.

ARTICLE V. COVENANTS

4.1

Closing Efforts.  Each of the Parties shall use its best efforts, to the extent commercially reasonable (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Share Exchange are satisfied.

4.2

Governmental and Third-Party Notices and Consents.

(a)

Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

(b)

Acquiree shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required as listed in Section 2.4 of the Disclosure Schedule.

4.3

Current Report.  As soon as reasonably practicable after the execution of this Agreement, the Parties shall prepare a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”).  Each of Acquiree and Acquiror shall use its Reasonable Best Efforts to cause the Current Report to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

4.4

Operation of Acquiree Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Acquiree shall conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not, except as expressly contemplated by this Agreement, be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, Acquiree shall not, without the written consent of Acquiror (which shall not be unreasonably withheld or delayed):

(a)

issue or sell, or redeem or repurchase, any stock or other securities of Acquiree or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities;

(b)

split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c)

create, incur or assume any indebtedness (including obligations in respect of capital leases) except in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)

enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e)

acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

(f)

mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g)

discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)

amend its charter, by-laws or other organizational documents;

(i)

change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)

enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)

institute or settle any Legal Proceeding;

(l)

take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of Acquiree set forth in this Agreement becoming untrue or (ii) any of the conditions to the Share Exchange set forth in Article V not being satisfied; or

(m)

agree in writing or otherwise to take any of the foregoing actions.

4.5

Access to Acquiree Information.

(a)

Acquiree shall permit representatives of Acquiror to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of Acquiree) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to Acquiree and each Acquiree Subsidiary.

(b)

Acquiror (i) shall treat and hold as confidential any Acquiree Confidential Information (as defined below), (ii) shall not use any of Acquiree Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to Acquiree all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Acquiree Confidential Information” means any information of Acquiree that is furnished to Acquiror by Acquiree in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of disclosure by Acquiror, or their respective directors, officers, employees, agents or advisors, (B) which, after disclosure, becomes available publicly through no fault of Acquiror or their respective directors, officers, employees, agents or advisors, (C) which Acquiror knew or to which Acquiror had access prior to disclosure, provided that the source of such information is not known by Acquiror to be bound by a confidentiality obligation to Acquiree, or (D) which Acquiror rightfully obtains from a source other than Acquiree provided that the source of such information is not known by Acquiror to be bound by a confidentiality obligation to Acquiree.

4.6

Operation of Acquiror Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Acquiror shall (and shall cause each Acquiror Subsidiary to) conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.  Without limiting the generality of the foregoing, prior to the Effective Time, Acquiror shall not (and shall cause each Acquiror Subsidiary not to), without the written consent of Acquiree:

(a)

issue or sell, or redeem or repurchase, any stock or other securities of Acquiror or any rights, warrants or options to acquire any such stock or other securities, except as contemplated by, and in connection with, the Private Placement Offering, Split-Off and the Share Exchange;

(b)

split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except as contemplated by, and in connection with, the Stock Split;

(c)

create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d)

enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees, except for the adoption of Acquiror’s 2013 Equity Incentive Plan (the “Acquiror Option Plan”) covering up to 3,000,000 shares of Acquiror Common Stock;

(e)

acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Acquiror Subsidiary or any corporation, partnership, association or other business organization or division thereof), except as contemplated by, and in connection with, the Split-Off;

(f)

mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

(g)

discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

(h)

amend its charter, by-laws or other organizational documents except that Acquiror shall amend its charter and/or its by-laws as shall be mutually agreed to by Acquiror and Acquiree;

(i)

change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

(j)

enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k)

institute or settle any Legal Proceeding;

(l)

take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Acquiror set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Share Exchange set forth in Article V not being satisfied; or

(m)

agree in writing or otherwise to take any of the foregoing actions.

4.7

Access to Acquiror Information.

(a)

Acquiror shall permit representatives of Acquiree to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Acquiror) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Acquiror.

(b)

Acquiree (i) shall treat and hold as confidential any Acquiror Confidential Information (as defined below), (ii) shall not use any of the Acquiror Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Acquiror all tangible embodiments (and all copies) thereof which are in its possession.  For purposes of this Agreement, “Acquiror Confidential Information” means any information of the Acquiror or any Acquiror Subsidiary that is furnished to Acquiree by the Acquiror in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of disclosure by Acquiree or its directors, officers, employees, agents or advisors, (B) which, after disclosure, becomes available publicly through no fault of Acquiree or its directors, officers, employees, agents or advisors, (C) which Acquiree knew or to which Acquiree had access prior to disclosure, provided that the sources of such information is not known by Acquiree to be bound by a confidentiality obligation to Acquiror or any Acquiror Subsidiary or (D) which Acquiree rightfully obtains from a source other than the Acquiror or an Acquiror Subsidiary, provided that the source of such information is not known by Acquiree to be bound by a confidentiality obligation to Acquiror or any Acquiror Subsidiary.

4.8

Expenses.  The costs and expenses of Acquiror and Acquiree (including legal fees and expenses of Acquiror, Acquiree and the Placement Agent) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing from the proceeds of the Private Placement Offering.

4.9

Indemnification.

(a)

Except as otherwise contemplated by this Agreement, Acquiror shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the articles of association and other formation documents of Acquiree for the benefit of any individual who served as a director or officer of Acquiree at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

(b)

From and after the Effective Time, Acquiror agrees that it will, and will cause Acquiree to, indemnify and hold harmless each present and former director and officer of Acquiree (the “Indemnified Executives”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Nevada law (and Acquiror and Acquiree shall also advance expenses as incurred to the fullest extent permitted under Nevada law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

4.10

Quotation of Share Exchange Shares.  The Acquiror shall take whatever steps are necessary to cause all of the outstanding shares of Acquiror Common Stock, including the Exchange Shares and any shares of Acquiror Common Stock that maybe issued pursuant to Section 1.11, to be eligible for quotation on the OTC Markets.

4.11

Split-Off.  The Acquiror shall take whatever steps are necessary to enable it to effect the Split-Off immediately prior to or at the Effective Time.

4.12

Stock Option Plan.  The Board of Directors of Acquiror shall adopt, prior to or as of the Effective Time, an Equity Incentive Plan (the “2013 Equity Incentive Plan”), subject to stockholder approval, reserving for issuance 5,000,000 shares of Acquiror Common Stock; provided, that awards for a maximum of 1,666,666 shares of Acquiror Common Stock may be granted during the first 12 months following the Closing Date, and that awards for a maximum of 3,333,332 shares of Acquiror Common Stock may be granted during the first 24 months following the Closing Date.

4.13

Information Provided to Acquiree Stockholders.  Acquiree shall prepare, with the cooperation of the Acquiror, information to be sent to the Acquiree Stockholders in connection with this Agreement and the related transactions. Such information shall constitute a disclosure of the offer and issuance of the shares of Acquiror Common Stock to be received by Acquiree Stockholders in the Share Exchange. The Acquiror and Acquiree shall each use Reasonable Best Efforts to cause information provided to such holders to comply with applicable securities and business corporation law requirements. Each of the Acquiror and Acquiree agree to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the information to be sent to the holders of Acquiree Shares. Acquiree will promptly advise the Acquiror, and the Acquiror will promptly advise Acquiree, in writing if at any time prior to the Effective Time either Acquiree or the Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information sent shall contain the recommendation of the Board of Directors of Acquiree that the holders of Acquiree Shares approve the Share Exchange and this Agreement and the conclusion of the Board of Directors of Acquiree that the terms and conditions of the Share Exchange are advisable and fair and reasonable to such holders. Anything to the contrary contained herein notwithstanding, Acquiree shall not include in the information sent to such holders any information with respect to the Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by the Acquiror prior to such inclusion.

4.14

No Shorting.  Each of the Acquiror and Acquiree shall use its Reasonable Best Efforts to ensure that each officer, director, and/or key employee of Acquiror beneficially owning 10% or more of the Acquiror Common Stock after giving effect to the Share Exchange, Split-Off and Private Placement Offering (each a “Restricted Holder”), agrees that it will not, for a period commencing on the date hereof and terminating two years after the Effective Time, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Acquiror Common Stock, borrow or pre-borrow any shares of Acquiror Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Acquiror Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Acquiror Common Stock or otherwise seek to hedge its position in the Acquiror Common Stock (each, a “Prohibited Transaction”).

4.15

Lock-Up Agreements.  Each Restricted Holder shall enter into a Lock-Up Agreement in the form attached hereto as Exhibit E (the “Lock-Up Agreement”) with Acquiror, effective as of the Effective Date, for a term of two years, whereby they will agree to certain restrictions on the sale or disposition of all of the shares of Acquiror Common Stock received by them in connection with the Share Exchange.

4.16

No Registration.  For a period of two years following the Effective Time, the Acquiror shall not register under the Securities Act any Share Exchange Shares issued to Restricted Holders.

4.17

Appointment of Additional Directors.  As soon as practicable after Closing, Acquiror shall appoint three additional persons to serve on its board of directors, each of which shall be independent.

ARTICLE VI. CONDITIONS TO CONSUMMATION OF SHARE EXCHANGE

5.1

Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Share Exchange are subject to the satisfaction of the following conditions:

(a)

Acquiror, the Indemnification Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement;

(b)

Acquiror, Split-Off Subsidiary and the Buyer shall have executed and delivered the Split-Off Agreement, the General Release Agreement and all other documents anticipated by such agreements;

(c)

the Buyer shall have surrendered to Acquiror the certificates for Acquiror Common Stock representing the Share Contribution, duly endorsed to Acquiror or in blank, with signatures guaranteed;

(d)

Acquiror shall have delivered to the Buyer certificates representing the Shares (as defined in the Split-Off Agreement) of stock of Split-Off Subsidiary deliverable to the Buyer under the Split-Off Agreement, duly registered in the name of the Buyer or as directed by the Buyer; and

(e)

satisfactory completion by Acquiror and Acquiree of all necessary due diligence;

(f)

consummation of all required definitive instruments and agreements including, but not limited to, the Share Exchange Agreement, in forms acceptable to Acquiree and Acquiror;

(g)

Acquiree and Acquiror obtaining all necessary board, shareholder, and third party consents; and

(h)

that there be no injunction or order in effect by any governmental authority prohibiting the Share Exchange; and

(i)

the Closing of  at least the Minimum Offering Amount of the Private Placement Offering shall occur simultaneously with the Closing.

5.2

Conditions to Obligations of the Acquiror.  The obligation of Acquiror to consummate the Share Exchange is subject to the satisfaction (or waiver by Acquiror) of the following additional conditions:

(a)

Acquiree shall have obtained (and shall have provided copies thereof to Acquiror) the written consents of the Acquiree’s Board of Directors to the execution, delivery and performance by Acquiree of this Agreement and the other Transaction Documents to which it is a party, in form and substance satisfactory to Acquiror;

(b)

Acquiree shall have obtained (and shall have provided copies thereof to the Acquiror) all waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of Acquiree, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have an Acquiree Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)

the representations and warranties of Acquiree set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, does not have an Acquiree Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)

Acquiree shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e)

no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)

Acquiree shall have delivered to Acquiror a certificate (the “Acquiree Certificate”) to the effect that each of the conditions specified in clause (e ) (with respect to Acquiree’s due diligence of the Acquiror) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving Acquiree) of this Section 5.2 is satisfied in all respects;

(g)

the Restricted Holders shall have entered into Lock-Up Agreements with the Acquiror;

(h)

the Acquiree Stockholders shall have agreed not to engage in any Prohibited Transactions;

(i)

the Acquiror shall have received from Houthoff , counsel to Acquiree, the opinion letter, in form and substance satisfactory to Acquiror, addressed to the Acquiror and the Placement Agent and dated as of the Closing Date;

(j)

there shall have been no material adverse changes to Acquiree’s business since the date of this Agreement;

(k)

Acquiree shall have delivered to Acquiror a certification duly executed by each Acquiree Stockholder certifying that such person is either an “accredited investor” or not a “U.S. Person” as such terms are defined in Regulation D and Regulation S, respectively, under the Securities Act;

(l)

each of Maarten van der Sanden, Korstiaan Zandvliet and Robin Slakhorst and such other employees as are designated by Acquiree shall have entered into employment agreements with Acquiror mutually satisfactory to Acquiree, Acquiror and to the respective employees; and

(m)

Acquiree shall have delivered to Acquiror audited and interim unaudited financial statements of Acquiree pro forma the Share Exchange, compliant with applicable SEC regulations for inclusion under Item 2.01 (f) and/or 5.01(a)(8) of Form 8-K.

5.3

Conditions to Obligations of Acquiree.  The obligation of Acquiree to consummate the Share Exchange is subject to the satisfaction (or waiver by Acquiree) of the following additional conditions:

(a)

Acquiror shall have obtained (and shall have provided copies thereof to Acquiree) the written consents of (i) all of the members of its Board of Directors, (ii) all of the members of the Board of Directors of Split-Off Subsidiary, and (iii) the sole stockholder of Split-Off Subsidiary, in each case to the execution, delivery and performance by the each such entity of this Agreement and/or the other Transaction Documentation to which each such entity a party, in form and substance reasonably satisfactory to Acquiree;

(b)

Acquiror shall have obtained (and shall have provided copies thereof to Acquiree) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Acquiror, except for any the failure of which to obtain or effect does not, individually or in the aggregate, have a Acquiror Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(c)

the representations and warranties of the Acquiror set forth in this Agreement (when read without regard to any qualification as to materiality or Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation or warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representation and warranty that, individually or in the aggregate, do not have a Acquiror Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)

Acquiror shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e)

no material Legal Proceedings shall be pending or threatened against Acquiror and no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)

Acquiror shall have delivered to Acquiree a certificate (the “Acquiror Certificate”) to the effect that each of the conditions specified in clause (f) (with respect to Acquiror’s due diligence of Acquiree) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Acquiror and its Subsidiaries) of this Section 5.3 is satisfied in all respects;

(g)

Acquiree shall have received from Gottbetter & Partners, LLP, counsel to the Acquiror, an opinion letter, in form and substance satisfactory to Acquiree, addressed to Acquiree and the Placement Agent and dated as of the Closing Date;

(h)

the total number of shares of Acquiror Common Stock issued and outstanding immediately after the Effective Time, shall equal 10,000,000 shares, after giving effect to the 25 for 1 forward stock split and the Split-Off (including the related share cancellation), but excluding (i) the shares of Acquiror Common Stock to be issued to investors in the Private Placement Offering, (ii) the issuance of the Additional Share Exchange Shares, and (iii) the issuance of shares of Acquiror Common Stock underlying warrants (A) to be issued to investors in the Private Placement Offering (upon the exercise thereof); and (B) to be issued to the Placement Agent in the Private Placement Offering (upon the exercise of warrants to be issued to the Placement Agent in connection with the sale of PPO Units under the Private Placement Offering).

(i)

Maarten van der Sanden, Korstiaan Zandvliet and Robin Slakhorst, and Acquiror shall have entered into employment agreements that are mutually satisfactory to Acquiree, Acquiror and each of Messrs. van der Sanden, Zandvliet and Slakhorst;

(j)

Acquiror shall have adopted the Acquiror 2013 Equity Incentive Plan;

(k)

Acquiree shall have received a certificate of Acquiror’s transfer agent and registrar certifying that as of the Closing Date there are 197,500,000 post-split shares of Acquiror Common Stock issued and outstanding (without giving effect to the retirement, pursuant to the Split-Off, of 187,500,000 post-split shares of Acquiror Common Stock, such transactions to be effected immediately prior or at the Effective Time, after which cancelation and retirement there will be 10,000,000 shares of Acquiror Common Stock issued and outstanding);

(l)

contemporaneously with the closing of the Share Exchange, the Acquiror, the Split-Off Subsidiary, and the Buyer shall execute the Split-Off Agreement, which Split-Off shall be effective immediately prior to or in conjunction with the Closing of the Share Exchange;

(m)

after giving prior effect to the Split-Off, the Acquiror shall have no liabilities; and

(n)

there shall have been no material adverse changes to the Acquiror’s business since the date of this Agreement; and

(o)

Korstiaan Zandvliet shall be appointed as the Acquiror’s President and Chief Executive Officer;  and Maarten van der Sander shall be appointed as the Acquiror’s Treasurer and Chief Financial Officer; and Robin Slakhorst shall be appointed as the Acquiror’s Secretary; and

(p)

each of Korstiaan Zandvliet and Robin Slakhorst shall be appointed to serve on the Board of Directors of Acquiror.

ARTICLE VII. INDEMNIFICATION

6.1

Indemnification by Acquiree Stockholders.  Certain of the Acquiree Stockholders, all of which shall be members of management of Acquiree (the “Indemnifying Stockholders”) receiving Exchange Shares pursuant to Section 1.7 shall, for a period commencing from the Closing Date and ending on the second anniversary of the Closing Date, severally, not jointly, pro rata in such proportion as the number of Exchange Shares received by each Indemnifying Stockholder pursuant to Section 1.7 bears to the total number of Exchange Shares received by all Indemnifying Stockholders pursuant to Section 1.7, indemnify Acquiror in respect of, and hold it harmless against, any and all debts, obligations losses, liabilities, deficiencies, damages, fines, fees, penalties, interest obligations, expenses or costs (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise) (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, “Damages”) incurred or suffered by Acquiree or Acquiror or any Affiliate thereof resulting from:

(a)

any misrepresentation or breach of warranty by, or failure to perform any covenant or agreement of, Acquiree contained in this Agreement or the Acquiree Certificate;

(b)

any claim by a stockholder or former stockholder of Acquiree, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of Acquiree prior to the Effective Time; (ii) any rights of a stockholder prior to the Effective Time (other than the right to receive Exchange Shares pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the organizational documents of Acquiree prior to the Effective Time; or (iv) any claim that his, her or its shares were wrongfully repurchased by Acquiree prior to the Effective Time;

(c)

except for brokerage commissions payable in connection with the Private Placement Offering, any claim for brokers’ or finders’ fees or agents’ commissions arising from or through Acquiree, any of its pre-Share Exchange Affiliates or any Acquiree Stockholder in connection with the negotiation or consummation of the transactions contemplated by this Agreement; and

(d)

any violation of, or any liability under, any Environmental Law (an “Environmental Claim”) relating to or arising from the activities and operations of Acquiree or any Acquiree Subsidiary prior to the Effective Time, regardless of when the environmental hazard giving rise to such Environmental Claim is discovered.

Notwithstanding the foregoing, except with respect to any fraud or willful misconduct by Acquiree in connection with this Agreement, Acquiror’s sole and exclusive right to collect any Damages with respect to claims resulting from or relating to any misrepresentation or breach of warranty of or failure to perform any covenant or agreement by Acquiree Stockholders contained in this Agreement shall be pursuant to a sale, in the manner set forth in the Escrow Agreement, of Escrow Shares issued to such Indemnifying Stockholder by Acquiror pursuant to Section 1.10 above.

6.2

Indemnification by Acquiror.  Subject to the limitations provided herein, Acquiror shall, for a period commencing from the Closing Date and ending on the second anniversary of the Closing Date, indemnify the Acquiree Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by Acquiree Stockholders resulting from:

(a)

any misrepresentation or breach of warranty by or failure to perform any covenant or agreement of Acquiror contained in this Agreement or the Acquiror Certificate;

(b)

any claim by a stockholder or former stockholder of Acquiror, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of Acquiror prior to the Effective Time; (ii) any rights of a stockholder prior to the Effective Time, including any option, preemptive rights or rights to notice or to vote; or (iii) any rights under the certificate of incorporation or bylaws of Acquiror prior to the Effective Time;

(c)

excluding broker commissions payable in connection with the Private Placement Offering, any claim for brokers’ or finders’ fees or agents’ commissions arising from or through Acquiror or any of its pre-Share Exchange Affiliates in connection with the negotiation or consummation of the transactions contemplated by this Agreement; and

(d)

any Environmental Claim relating to or arising from the activities and operations of Acquiror prior to the Effective Time, regardless of when the environmental hazard giving rise to such Environmental Claim is discovered.

Notwithstanding the foregoing, except with respect to any fraud or willful misconduct by Acquiror or any of its Affiliates in connection with this Agreement, the post-Closing adjustment mechanism set forth in Section 1.11 shall be the exclusive means for Acquiree Stockholders to collect any Damages for which they are entitled to indemnification under this Article VI.

6.3

Indemnification Claims.

(a)

In the event Acquiror or the Acquiree Stockholders are entitled, or seek to assert rights, to indemnification under this Article VI, Acquiror or Acquiree Stockholders (as the case may be) shall give written notification to the Acquiree Stockholders or Acquiror (as the case may be) of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought.  Such notification shall be given within 20 business days after receipt by the party seeking indemnification of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the party seeking indemnification) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the party seeking indemnification in notifying the indemnifying party shall relieve the indemnifying party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.  Within 20 days after delivery of such notification, the indemnifying party may, upon written notice thereof to the party seeking indemnification, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the party seeking indemnification; provided that the indemnifying party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the party seeking indemnification.  If the indemnifying party does not so assume control of such defense, the party seeking indemnification shall control such defense.  The party not controlling such defense (the “Non-Controlling Party”) may participate therein at its own expense; provided that if the indemnifying party assumes control of such defense and the party seeking indemnification reasonably concludes that the indemnifying party and the party seeking indemnification have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the party seeking indemnification shall be considered “Damages” for purposes of this Agreement.  The party controlling such defense (the “Controlling Party”) shall keep the Non-Controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto.  The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding.  The indemnifying party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the party seeking indemnification, which shall not be unreasonably withheld or delayed; provided that the consent of the party seeking indemnification shall not be required if the indemnifying party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the party seeking indemnification from further liability and has no other materially adverse effect on the party seeking indemnification.  The party seeking indemnification shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the indemnifying party, which shall not be unreasonably withheld or delayed.

(b)

In order to seek indemnification under this Article VI, the party seeking indemnification shall give written notification (a “Claim Notice”) to the indemnifying party which contains (i) a description and the amount (the “Claimed Amount”) of any Damages incurred or reasonably expected to be incurred by the party seeking indemnification, (ii) a statement that the party seeking indemnification is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of the Claimed Amount.

(c)

Within 20 days after delivery of a Claim Notice, the indemnifying party shall deliver to the party seeking indemnification a written response (the “Response”) in which the indemnifying party shall:  (i) agree that the party seeking indemnification is entitled to receive all of the Claimed Amount, (ii) agree that the party seeking indemnification is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) or (iii) dispute that the party seeking indemnification is entitled to receive any of the Claimed Amount.  If the indemnifying party in the Response disputes its liability for all or part of the Claimed Amount, the indemnifying party and the party seeking indemnification shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a “Dispute”).

(d)

During the 60-day period following the delivery of a Response that reflects a Dispute, the indemnifying party and the party seeking indemnification shall use good faith efforts to resolve the Dispute.  If the Dispute is not resolved within such 60-day period, the indemnifying party and the party seeking indemnification shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the “ADR Procedure”).  In the event the indemnifying party and the party seeking indemnification agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the “ADR Service”), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure.  The provisions of this Section 6.3(d) shall not obligate the indemnifying party and the party seeking indemnification to pursue an ADR Procedure or prevent either such Party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the indemnifying party and the party seeking indemnification agree to pursue an ADR Procedure, neither the indemnifying party nor the party seeking indemnification may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure.  Any ADR Procedure undertaken by the indemnifying party and the party seeking indemnification shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the indemnifying party, the party seeking indemnification or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product.  Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible).  The fees and expenses of any ADR Service used by the indemnifying party and the party seeking indemnification shall be considered to be Damages; provided, that if the indemnifying party are determined not to be liable for Damages in connection with such Dispute, the party seeking indemnification shall pay all such fees and expenses.

(e)

For purposes of this Section 6.3 and the last two sentences of Section 6.4, any references to the Acquiree Stockholders or the Indemnifying Stockholders (except provisions relating to an obligation to make, or a right to receive, any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representative.  The Indemnification Representative shall have full power and authority on behalf of each Acquiree Stockholders or Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, Acquiree Stockholders or Indemnifying Stockholders under this Article VI.  The Indemnification Representative shall have no liability to any Acquiree Stockholder or Indemnifying Stockholder for any action taken or omitted on behalf of Acquiree Stockholders or Indemnifying Stockholders pursuant to this Article VI.

6.4

Survival of Representations and Warranties.  All representations and warranties contained in this Agreement, the Acquiree Certificate or the Acquiror Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of Acquiror or Acquiree and (b) shall expire on the date two (2) years following the Closing Date.  If an party entitled to indemnification delivers to a party from whom it may seek indemnification hereunder, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the party entitled to indemnification reasonably expects to incur Damages as a result of a breach of such representation or warranty (an “Expected Claim Notice”), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such Expected Claim Notice.

6.5

Limitations on Claims for Indemnification.

(a)

(i)

Notwithstanding anything to the contrary herein, Acquiror shall not be entitled to recover, or be indemnified for, Damages under this Article VI unless and until the aggregate of all such Damages paid or payable by the Indemnifying Stockholders collectively exceeds $50,000 (the “Damages Threshold”) and then, if such aggregate Damages Threshold is reached, Acquiror shall only be entitled to recover for Damages in excess of such Damages Threshold.

(ii)

Except with respect to claims based on fraud or willful misconduct, after the Closing, the rights of Acquiror under this Article VI shall be the exclusive remedy of Acquiror with respect to claims resulting from or relating to any misrepresentation or breach of warranty of or failure to perform any covenant or agreement by Acquiree Stockholders contained in this Agreement.

(iii)

Except as provided in the next sentence, Acquiror shall only have the right to recover any Damages to which it is entitled from any Indemnifying Stockholder under this Article VI, in whole or in part, pursuant to a sale, in the manner set forth in the Escrow Agreement, of Escrow Shares issued to such Indemnifying Stockholder by Acquiror pursuant to Section 1.7(b) above.  Notwithstanding anything in this Agreement to the contrary, except with respect to any fraud or willful misconduct by Acquiree in connection with this Agreement, the foregoing right shall be the exclusive remedy of Acquiror to satisfy any Damages that it is entitled to recover from any Indemnifying Stockholder under this Article VI.

(b)

(i)

Notwithstanding anything to the contrary herein, the Acquiree Stockholders shall not be entitled to recover, or be indemnified for, Damages under this Article VI unless and until the aggregate of all such Damages paid or payable by Acquiror collectively exceeds the Damages Threshold and then, if such aggregate Damages Threshold is reached, Acquiree Stockholders shall only be entitled to recover for Damages in excess of such Damages Threshold.

(ii)

Except with respect to claims based on fraud or willful misconduct, after the Closing, the rights of Acquiree Stockholders under this Article VI shall be the exclusive remedy of Acquiree Stockholders with respect to claims resulting from or relating to any misrepresentation or breach of warranty of or failure to perform any covenant or agreement by Acquiror contained in this Agreement.

(iii)

Notwithstanding anything in this Agreement to the contrary, except with respect to any fraud or willful misconduct by Acquiror or its Affiliates in connection with this Agreement, the delivery to a Acquiree Stockholder entitled to indemnification by Acquiror under this Article VI of shares of Acquiror Common Stock pursuant to Section 1.11 shall be the exclusive means for Acquiree Stockholders to collect any Damages for which they are entitled to indemnification under this Article VI.

(c)

No Indemnifying Stockholder shall have any right of contribution against the Surviving Corporation with respect to any breach by Acquiree of any of its representations, warranties, covenants or agreements.  The amount of Damages recoverable by Acquiror under this Article VI with respect to an indemnity claim shall be reduced by (i) any proceeds received by Acquiror with respect to the Damages to which such indemnity claim relates, from an insurance carrier and (ii) the amount of any tax savings actually realized by Acquiror, for the tax year in which such Damages are incurred, which are clearly attributable to the Damages to which such indemnity claim relates (net of any increased tax liability which may result from the receipt of the indemnity payment or any insurance proceeds relating to such Damages).

ARTICLE VIII. DEFINITIONS

For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term	Section

Acquiree Acquiree Certificate Acquiree Confidential Information Acquiree Material Adverse Effect Acquiree Shares Acquiree Stockholders Acquiree Subsidiary	Introduction 5.2(f) 4.5(b) 2.1 Introduction Introduction 2.5

Acquiror

Acquiror Certificate

Acquiror Common Stock

Acquiror Confidential Information

Acquiror Disclosure Schedule

Acquiror Financial Statements

Acquiror Liabilities

Acquiror Material Adverse Effect

Acquiror Option Plan

Acquiror PPO Warrants

Acquiror Reports

Acquiror Subsidiary

Acquisition

Acquisition Escrow Shares

ADR Procedure

Introduction 5.3(e) Introduction 4.7(b) Article III 3.8 1.11(b) 3.1 4.6(d) Introduction 3.6 2.5 Introduction 1.7(b) 6.3(d)
ADR Service Affiliate Agreed Amount Agreement Business Day Buyer CERCLA	6.3(d) 2.13(a)(vii) 6.3(c) Introduction 1.4 Introduction 2.20(a)
Certificates Claim Notice Claimed Amount Claims Closing Closing Date Code Common Conversion Ratio Contemplated Transactions Controlling Party	1.10 6.3(b) 6.3(b) 1.16 1.4 1.4 Introduction 1.7(b) 8.3 6.3(a)
Current Report Damages Damages Threshold Defaulting Party Disclosure Schedule Dispute Effective Time Employee Benefit Plan Environmental Claim Environmental Law Equidam Escrow Shares	4.3 6.1 6.5(a) 8.6 Article II 6.3(c) 1.1 2.19(a)(i) 6.1(d) 2.20(a) 1.10

ERISA

ERISA Affiliate

Escrow Agent

Escrow Agreement

Escrow Shares

Exchange Act

Exchange Shares

Expected Claim Notice

GAAP

Gambitious Escrow Shares

Governmental Entity

Houthoff

Indemnification Representative

2.19(a)(ii) 2.19(a)(iii) 1.5(g) 1.5(g) 1.7(b) 2.6 1.7(a) 6.4 2.6 1.10 2.4 1.5(c) 1.10

Indemnified Executives

Indemnifying Stockholders

Initial Shares

Intellectual Property

Intellectual Property Rights

Legal Proceeding

Lock-up Agreement

Loss

Maximum Offering Amount

Minimum Offering Amount

4.9(b) 6.1 1.8(b) 2.27(a) 2.27(a) 2.17 4.15 1.16 1.2 1.2
Non-Controlling Party Non-Defaulting Party Notarial Deed Notary Ordinary Course of Business Organization Date OTC Markets Party Permits Placement Agent Prohibited Transaction	6.3(a) 8.6 1.5(c) 1.5(c) 2.4 2.9(c) 3.2 Introduction 2.23 1.2 4.15

PPO Price

PPO Units

Private Placement Offering

Reasonable Best Efforts

Registration Statement

Response

Restricted Holder

SEC

Securities Act

Security Interest

Share Contribution

Share Exchange

Split-Off

Introduction Introduction Introduction 4.1 1.3 6.3(c) 4.14 1.11 1.12 2.4 3.2 Introduction Introduction

Split-Off Agreement

Split-Off Subsidiary

Symbid Balance Sheet

Symbid Balance Sheet Date

Symbid Financial Statements

Symbid Interim Balance Sheet

Symbid Interim Financial Statements

Symbid Year-End Financial Statements

Subsidiary

Tax Returns

Taxes

Transaction Documentation

2013 Equity Incentive Plan

Introduction Introduction 2.6 2.6 2.6 2.6 2.6 2.6 2.5 2.9(a)(ii) 2.9(a)(i) 3.3 4.12

ARTICLE IX. TERMINATION

8.1

Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual written consent of the Parties.

8.2

Termination for Failure to Close.  This Agreement shall be automatically terminated if the Closing Date shall not have occurred by December 31, 2013, unless such date is extended by mutual written consent of the Parties.

8.3

Termination by Operation of Law.  This Agreement may be terminated by any Party hereto if there shall be any statute, rule or regulation that renders consummation of the transactions contemplated by this Agreement (the “Contemplated Transactions) illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

8.4

Termination for Failure to Perform Covenants or Conditions.  This Agreement may be terminated prior to the Effective Time:

(a)

by the Acquiror if: (i) any of the representations and warranties made in this Agreement by Acquiree shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.2 hereof have not been fulfilled in all material respects by the Closing Date; (iii) Acquiree shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

(b)

by Acquiree if: (i) any of the representations and warranties of the Acquiror shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 5.3 hereof have not been fulfilled in all material respects by the Closing Date; (iii) the Acquiror shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein.

8.5

Effect of Termination or Default; Remedies.  In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto, provided that such Party is a Non-Defaulting Party (as defined below).  The foregoing shall not relieve any Party from liability for damages actually incurred as a result of such Party’s breach of any term or provision of this Agreement.

8.6

Remedies; Specific Performance.  In the event that any Party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting Party (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party’s failure, refusal, default or breach.  In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

ARTICLE X. MISCELLANEOUS

9.1

Press Releases and Announcements.  No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

9.2

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article I concerning issuance of the Exchange Shares and Article VI concerning indemnification are intended for the benefit of the Acquiree Stockholders , (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns, and (c) the provisions of Articles II and III covering the representations and warranties of Acquiree to Acquiror and Acquiror to Acquiree are also intended for the benefit of the Placement Agent.

9.3

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

9.4

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

9.5

Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

9.6

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Acquiree (prior to the Closing): Symbid Holding, B.V. Van Vollenhovenstraat 56A 3016 BK Rotterdam The Netherlands Attn: Korstiaan Zandvliet, CEO

Copy to (which copy shall not constitute notice hereunder):

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, 2nd Floor

Lawrenceville, New Jersey 08648

Attn:  Gregg Jaclin, Esq.

Facsimile:  (609) 275.4511

If to Acquiree (subsequent to the Closing): Symbid Corp. Van Vollenhovenstraat 56A 3016 BK Rotterdam The Netherlands Attn: Korstiaan Zandvliet, CEO	Copy to (which copy shall not constitute notice hereunder): Gottbetter & Partners, LLP 488 Madison Avenue, 12th Fl. New York, NY 10022 Attn: Scott Rapfogel, Esq. Facsimile: (212) 400.6901
If to the Acquiror (prior to the Closing): Symbid Corp. c/o Gottbetter & Partners, LLP 488 Madison Avenue, 12th Fl. New York, NY 10022 Attn: Scott Rapfogel, Esq. Facsimile: (212) 400.6901	Copy to (which copy shall not constitute notice hereunder): Gottbetter & Partners, LLP 488 Madison Avenue, 12th Fl. New York, NY 10022 Attn: Scott Rapfogel, Esq. Facsimile: (212) 400.6901

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.8

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

9.9

Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver.  No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.10

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.11

Submission to Jurisdiction.  Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.  Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7.  Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.12

Construction.

(a)

The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)

Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

ACQUIROR:

SYMBID CORP.

By:/s/ Noah Levinson

Name:

Noah Levinson

Title:

President

ACQUIREE:

SYMBID HOLDING B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

Chief Executive Officer

ACQUIREE STOCKHOLDERS:

ZOMER B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

GASTROPODA EQUUS B.V.

By: /s/ Robin Slakhorst

Name:

Robin Slakhorst

Title:

Managing Director

SANDEN BEHEER B.V.

By: /s/ Maarten van der Sanden

Name:

Maarten van der Sanden

Title:

Managing Director

GEURTS CMB B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

BRO INVEST COOPERATIEF U.A.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

HAMILTON JONES B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

MAURITS SCHOUTEN

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

HAAN INVEST B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

GERT JAAP HAAN

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

GROENHOF HOLDING B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

PRAENATO B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

HENDRIK KASTEEL

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

DAVID MAJTLIS

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

GOVERT TROUWBORST

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

FRANK VAN DER HEIJDEN

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

4 B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

SOOPS INVESTMENT B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

SHARPE FINANCIAL COMMUNICATIONS B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

ARENA AMNIS B.V.

By: /s/ Korstiaan Zandvliet

Name:

Korstiaan Zandvliet

Title:

CEO

EXHIBIT A

LIST OF ACQUIREE STOCKHOLDERS

Acquiree Stockholder	Acquiree Shares	%
Zomer B.V.	7,537	24.57%
Gastropoda Equus B.V.	3,253	10,61%
Arena Amnis B.V.	3,152	10.28%
Sanden Beheer B.V.	3,202	10.44%
Geurts CMD B.V.	1,566	5.11%
Bro lnvest Cooperatief U.A.	1,586	5.17%
Hamilton Jones B.V.	1,279	4.17%
Maurits Schouten	1,193	3.89%
Haan Invest B.V.	614	2.00%
Gert Jaap Haan	1,023	3.34%
Groenhof Holding B.V.	384	1.25%
Praenato B.V.	477	1.56%
Hendrik Kasteel	306	1.00%
David Majtlis	461	1.50%
Govert Trouwborst	306	1.00%
Frank van der Heijden	306	1.00%
4 B.V.	242	0.79%
Soops Investment B.V.	3,059	9.97%
Sharpe Financial Communications B.V.	727	2.37%
Total	30,672	100%